EXHIBIT 10.45








                     MEMBERSHIP INTEREST PURCHASE AGREEMENT


                                 BY AND BETWEEN

                            W2007/ACEP HOLDINGS, LLC

                                       AND

                    AMERICAN ENTERTAINMENT PROPERTIES CORP.,


                                   DATED AS OF

                                 APRIL 22, 2007


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                                TABLE OF CONTENTS
                                                                            PAGE


I.       Definitions...........................................................1

II.      Purchase of Company Membership Interests and Closing.................12

         2.1      Purchase and Sale...........................................12

         2.2      Purchase Price..............................................12

         2.3      The Closing.................................................15

         2.4      Further Assurances..........................................16

III.     General Representations and Warranties of Seller.....................16

         3.1      Title to Company Membership Interests.......................16

         3.2      Incorporation; Power and Authority..........................16

         3.3      Valid and Binding Agreement.................................17

         3.4      No Breach; Consents.........................................17

         3.5      Brokerage...................................................17

IV.      Representations and Warranties of Seller Regarding the Company.......17

         4.1      Incorporation; Power and Authority..........................17

         4.2      [Intentionally Omitted.]....................................18

         4.3      No Breach; Consents.........................................18

         4.4      Capitalization..............................................18

         4.5      Subsidiaries; Companies.....................................19

         4.6      Audited Financial Statements................................20

         4.7      Books and Records...........................................20

         4.8      Absence of Certain Changes..................................20

         4.9      Properties..................................................21

         4.10     Tax Matters.................................................23

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE


         4.11     Benefit Plans; Labor Matters................................24

         4.12     Intellectual Property.......................................26

         4.13     Material Contracts..........................................27

         4.14     Litigation..................................................29

         4.15     Insurance...................................................29

         4.16     Compliance with Applicable Laws.............................29

         4.17     Environmental and Safety Matters............................31

         4.18     Structural and Engineering Matters..........................31

         4.19     Related Party Transactions..................................32

         4.20     Brokerage...................................................32

         4.21     No Other Representations or Warranties......................32

         4.22     Chips or Tokens.............................................32

V.       Representations and Warranties of Buyer..............................32

         5.1      Incorporation; Power and Authority..........................33

         5.2      Valid and Binding Agreement.................................33

         5.3      No Breach; Consents.........................................33

         5.4      Brokerage...................................................33

         5.5      Investment Intent...........................................33

         5.6      Gaming Licenses.............................................33

         5.7      No Prohibition..............................................33

         5.8      Tax Matters.................................................34

         5.9      No Additional Representations...............................34

VI.      Covenants............................................................34

         6.1      Conduct of Business Prior to the Closing....................34

         6.2      Access to Information; Confidentiality......................37

                                       ii

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            PAGE

         6.3      Tax Matters.................................................38

         6.4      Environmental Matters.......................................41

         6.5      Parties' Efforts............................................41

         6.6      Intentionally Omitted.......................................42

         6.7      Intentionally Omitted.......................................42

         6.8      Intentionally Omitted.......................................42

         6.9      Public Announcements........................................42

         6.10     Supplemental Schedules......................................42

         6.11     Obligation to Obtain Government Approvals...................42

         6.12     Gaming Laws and Gaming Licenses.............................43

         6.13     HSR Act; Filings and Cooperation............................43

         6.14     HSR / Gaming Best Efforts...................................44

         6.15     Mandatory Capital Improvements..............................45

         6.16     Financial Statements........................................45

         6.17     Limited Liability Company Conversion........................45

         6.18     Title Insurance.............................................45

         6.19     Stay Bonuses................................................45

VII.     Conditions to Closing................................................45

         7.1      Conditions to Buyer's Obligations...........................45

         7.2      Conditions to Seller's Obligations..........................47

VIII.    Termination..........................................................47

         8.1      Termination.................................................47

         8.2      Effect of Termination.......................................48

IX.      Remedies.............................................................49

         9.1      Survival....................................................49

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                                TABLE OF CONTENTS
                                  (continued)
                                                                            PAGE


         9.2      Indemnification by Seller...................................50

         9.3      Indemnification by Buyer....................................50

         9.4      Limitations on Indemnification Payments to Buyer
                  Indemnitees.................................................50

         9.5      Procedures..................................................51

         9.6      Exclusive Remedy............................................53

         9.7      Specific Performance........................................53

X.       General..............................................................53

         10.1     Expenses....................................................53

         10.2     Amendment and Waiver........................................53

         10.3     Notices.....................................................54

         10.4     Assignment..................................................55

         10.5     No Third-Party Beneficiaries................................55

         10.6     Severability................................................55

         10.7     Complete Agreement..........................................55

         10.8     Signatures; Counterparts....................................55

         10.9     Governing Law...............................................55

         10.10    Jurisdiction................................................55

         10.11    Waiver of Jury Trial........................................56

         10.12    Construction................................................56

         10.13    Time of Essence.............................................57
         10.14    Like Kind Exchange Cooperation Clause.......................57

         10.15    Buyer's Guaranty............................................58

         10.16    Seller's Guaranty...........................................58

                                       iv


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                     MEMBERSHIP INTEREST PURCHASE AGREEMENT

         This MEMBERSHIP INTEREST PURCHASE AGREEMENT (this "AGREEMENT"), dated as of April 22, 2007, by and between W2007/ACEP HOLDINGS, LLC, a Delaware limited liability company ("BUYER"), and AMERICAN ENTERTAINMENT PROPERTIES CORP., a Delaware corporation ("SELLER"). Buyer and Seller are sometimes hereinafter collectively referred to as the "PARTIES," or, individually, as a "PARTY." Whitehall Street Global Real Estate Limited Partnership 2007, a
Delaware  limited  partnership,  and  American  Real Estate  Partners,  L.P.,  a
Delaware limited partnership, are joining in this Agreement solely for the purposes stated in Sections 10.15 and 10.16, respectively.

                                    RECITALS

         WHEREAS, Seller owns all of the issued and outstanding membership interests of American Casino & Entertainment Properties, LLC, a Delaware limited liability company (the "COMPANY").

         WHEREAS, Seller desires to sell, and Buyer desires to buy, all of the issued and outstanding membership interests of the Company on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

I.       DEFINITIONS

         "AAA RULES" has the meaning set forth in Section 2.2(d)(iii)

         "ACT" means the Securities Exchange Act of 1934, as amended.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 under the Act.

         "AGREEMENT" has the meaning set forth in the heading of this Agreement.

         "ANTITRUST AUTHORITIES" has the meaning set forth in Section 6.13.

         "ASSETS" has the meaning set forth in Section 10.14.

         "AUDIT NOTICE" has the meaning set forth in Section 2.2(d)(iii).

         "AUDITED FINANCIAL STATEMENTS" has the meaning set forth in Section
4.6.

         "BEAR STEARNS PAYMENT" has the meaning set forth in Section 2.2(a).

         "BENEFIT PLAN" means any bonus, pension, profit sharing, deferred compensation,

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incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, severance, disability, death benefit, retiree medical or life insurance, supplemental retirement, hospitalization, medical, employee stock purchase, stock appreciation, restricted stock, stock-based or other employee benefit plan, program, agreement or arrangement as to which any of the Companies sponsors, maintains, contributes or is obligated to contribute (i) for the benefit of any current or former employee, officer, director, consultant or independent contractor of any of the Companies, or (ii) that applies generally to all employees of the Companies.

         "BREAK-UP FEE" shall mean (A) a fee payable in cash by Buyer to Seller,
(i) if Buyer has not exercised either the First Extension Option or the Second Extension Option, in an amount equal to five percent (5%) of the Initial Purchase Price, (ii) if Buyer has exercised the First Extension Option, but has not exercised the Second Extension Option, in an amount equal to six and one-quarter percent (6.25%) of the Initial Purchase Price, or (iii) if Buyer has exercised both the First Extension Option and the Second Extension Option, in an amount equal to seven and one-half percent (7.5%) of the Initial Purchase Price, or (B) a fee payable in cash by Seller to Buyer in an amount equal to five percent (5%) of the Initial Purchase Price, in either case, which Break-Up Fee shall be payable as set forth in Section 8.2.

         "BUSINESS" shall mean the respective businesses carried on by the Companies as of the date of this Agreement.

         "BUSINESS DAY" means every day, other than Saturday, Sunday and holidays, when commercial banks are open for business in the State of Nevada and the State of New York.

         "BUYER" has the meaning set forth in the heading of this Agreement.

         "BUYER INDEMNITEES" has the meaning set forth in Section 9.2.

         "BUYER REQUIRED CONSENTS" means each of the Consents set forth on EXHIBIT A hereto.

         "BUYER RETURNS" has the meaning set forth in Section 6.3(a).

         "BUYER'S GUARANTOR" has the meaning set forth in Section 10.15.

         "CEM" has the meaning set forth in Section 6.4(a).

         "CLAIM" has the meaning set forth in Section 9.5(a).

         "CLAIM RESPONSE" has the meaning set forth in Section 9.5(a).

         "CLAIM RESPONSE PERIOD" has the meaning set forth in Section 9.5(a).

         "CLAIMS NOTICE" has the meaning set forth in Section 9.5(a).

         "CLOSING" has the meaning set forth in Section 2.3(a).

         "CLOSING BALANCE SHEET" has the meaning set forth in Section 2.2(d)(i).

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         "CLOSING DATE" has the meaning set forth in Section 2.3(a).

         "CLOSING DATE PAYMENT" has the meaning set forth in Section 2.2(a).

         "CLOSING NET WORKING CAPITAL" means (a) the Current Assets MINUS (b) the Current Liabilities, as shown on the Final Closing Balance Sheet.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANIES" has the meaning set forth in Section 4.5(a).

         "COMPANY" has the meaning set forth in the recitals of this Agreement.

         "COMPANY INSURANCE POLICIES" has the meaning set forth in Section 4.15.

         "COMPANY INTELLECTUAL PROPERTY" has the meaning set forth in Section 4.12.

         "COMPANY  MEMBERSHIP  INTERESTS"  has the  meaning set forth in Section
2.1.

         "CONFIDENTIALITY AGREEMENT" has the meaning set forth in Section 6.2.

         "CONSENT" means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.

         "CONTRACT" means a contract, agreement, lease, license, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.

         "CORPORATE ENTITIES" means those Companies that are corporations or are taxable as a corporation.

         "CREDIT AGREEMENT" has the meaning set forth in the definition of "Indebtedness to be Discharged."

         "CURRENT ASSETS" means the sum of the total consolidated current assets (including, for the avoidance of doubt, cash and cash equivalents) of the Companies as of immediately prior to the Closing Date as determined in accordance with GAAP, applied on a basis consistent with the Audited Financial Statements, excluding any income tax assets and the Excluded Assets.

         "CURRENT LIABILITIES" means the sum of the total consolidated current liabilities of the Companies as of immediately prior to the Closing Date, as determined in accordance with GAAP, applied on a basis consistent with the Audited Financial Statements, and specifically including (whether or not GAAP so requires) severance liabilities accrued as of the Closing Date, the face amounts shown (as of the Closing Date) on the meters for the Companies' in-house progressive slots machines and the meters for the Companies' table games with an in-house progressive jackpot feature and any outstanding chips or tokens having a face amount in excess of Three Million Five Hundred Thousand Dollars ($3,500,000.00), but excluding any income tax liabilities.

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         "DEVELOPMENT" has the meaning set forth in Section 6.10.

         "DISCLOSURE SCHEDULE" means, with respect to either Seller or Buyer, the schedules delivered by such Person on or prior to the date of this Agreement and, if applicable, updated as contemplated by Section 6.10.

         "DRE"  means an entity  that is  disregarded,  for  federal  income tax
purposes,   as   separate   from  its  owner   within  the  meaning  of  Section
301.7701-2(c)(2)(i) of the Treasury Regulations.

         "ENCUMBRANCE" means any lien, encumbrance, charge, claim, equitable interest, option, pledge, security interest, right of first refusal or any restriction on voting or transfer, receipt of income, or on any other attribute of ownership, provided that the term "Encumbrance" does not include any restriction, limitation or other matter imposed by any Law, including, but not limited to, applicable Gaming Laws.

         "ENVIRONMENTAL LAW" means all federal, state or local laws governing pollution or the protection of the environment.

         "ENVIRONMENTAL  REMEDIATION  ESTIMATE"  has the  meaning  set  forth in
Section 6.4(a).

         "EQUITY SECURITIES" means, with respect to any Person, (i) any shares of capital stock, membership interests (including, but not limited to, the Company Membership Interests), partnership interests or other ownership or equity interests in, or securities of such person, or (ii) any securities, rights or obligations convertible into, exchangeable for or exercisable to acquire, or options, warrants, calls commitments or rights of any kind to acquire any securities described in clause (i) of this definition.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

         "ERISA AFFILIATE" means each person which, pursuant to ERISA ss. 4001(b), is required to be treated as a single employer with the Company pursuant to Code ss. 414(b), (c), (m) or (o).

         "ESTIMATED NET WORKING CAPITAL" has the meaning set forth in Section 2.2(a).

         "EXCLUDED ASSETS" means the real property and improvements having addresses of 200 West Chicago Avenue, 2214 Fairfield Avenue, 2215 Fairfield Avenue and 2216 Fairfield Avenue, Las Vegas, Nevada owned by LV Acquisitions LLC, one of the Companies.

         "FINAL CLOSING BALANCE SHEET" has the meaning set forth in Section 2.2(d)(iii).

         "FINAL PURCHASE PRICE ALLOCATION" has the meaning set forth in Section 6.3(j).

         "FIRST EXTENSION OPTION" has the meaning set forth in the definition of "Outside Date."

         "FIRST EXTENDED OUTSIDE DATE" has the meaning set forth in the definition of "Outside Date."

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         "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

         "GAMING AUTHORITIES" means, collectively, (a) the Nevada Gaming Commission, (b) the Nevada State Gaming Control Board, and (c) any other Governmental Entity that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by any of the Companies or any of their respective Affiliates within such jurisdictions.

         "GAMING LAWS" means the Nevada Gaming Control Act, as codified in Nevada Revised Statutes Chapter 463 and the regulations of the Gaming Authorities promulgated thereunder, and any other federal, state, local or foreign statute, ordinance, rule or regulation governing or relating to the ownership of the Company and of the Regulated Entities and the gambling, gaming or casino activities and operations of any of the Company and any of the Regulated Entities or any of their respective Affiliates, in each case as amended from time to time.

         "GAMING LICENSES" means all licenses, permits, approvals, authorizations, registrations, findings of suitability, waivers and exemptions, including any condition or limitation placed thereon, issued under the applicable Gaming Laws that are necessary for the Regulated Entities to own and operate their respective gaming facilities and related amenities.

         "GOVERNMENTAL APPROVALS" means all (a) Gaming Licenses, Liquor Licenses and any other permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, filing, franchise, notice, variance, right, designation, rating, registration, qualification, authorization or order that is or has been issued, granted, given or otherwise made available by or under the authority of any Governmental Entity or pursuant to any Law, and (b) rights under any Contract with any Governmental Entity that relates to or is used in a Person's business or operations, including any Governmental Authorizations.

         "GOVERNMENTAL AUTHORIZATION" means any approval, consent, license, permit, waiver, registration or other authorization issued, granted, given, made available or otherwise required by any Governmental Entity or pursuant to Law.

         "GOVERNMENTAL ENTITY" means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

         "GOVERNMENTAL ORDER" means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

         "GUARANTEE" means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder, including any successor federal statute and regulations.

         "HSR / GAMING BEST EFFORTS" has the meaning set forth in Section 6.14.

         "INDEBTEDNESS" means, with respect to any of the Companies, without duplication, (i) indebtedness for borrowed money (including the aggregate principal amount thereof and the aggregate amount of any accrued but unpaid interest thereon) or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable consistent with customary practices), (ii) obligations evidenced by bonds, notes, debentures or similar instruments, (iii) drawn (but not undrawn) amounts under any outstanding letters of credit, (iv) obligations under financing leases, (v) all Monetary Encumbrances for amounts owed or owing (whether or not then due) and not taken into account in the calculation of Net Working Capital, (vi) all Guarantee obligations that guaranty obligations of Persons other than the Companies and (vii) all obligations with respect to deposits taken from another Person with a contingent obligation to return the same (including, without limitation, tenant security deposits and security deposits taken for hotel room reservations for any time after the Closing Date) to the extent not taken into account in the calculation of Net Working Capital.

         "INDEBTEDNESS TO BE DISCHARGED" means the following Indebtedness of the
Companies: (i) the Amended and Restated Credit Agreement, dated May 9, 2006 (the "CREDIT AGREEMENT"), by and among American Casino & Entertainment Properties LLC, a Delaware limited liability company, as Borrower, each of the entities named as Guarantors therein, the several banks and other financial institutions or entities parties thereto, as Lenders, Wells Fargo Bank, N.A., as syndication agent, CIT Services Corporation and Comerica West Incorporated, as co-documentation agents, Bear, Stearns & Co. Inc., as sole lead arranger and sole bookrunner, and Bear Stearns Corporate Lending Inc., as administrative agent for the Lenders and each other agent, and (ii) the $215,000,000 aggregate principal amount of 7.85% Senior Secured Notes due 2012 (the "SENIOR SECURED NOTES") issued pursuant to that certain Indenture, dated as of January 29, 2004, by and among American Casino & Entertainment Properties, LLC, a Delaware limited liability company, and American Casino & Entertainment Properties Finance Corp., a Delaware corporation, as Co-Issuers, and Wilmington Trust Company, a Delaware banking company, as Trustee.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 9.5(b).

         "INDEMNITEE" has the meaning set forth in Section 9.5(a).

         "INDEMNITOR" has the meaning set forth in Section 9.5(a).

         "INITIAL PURCHASE PRICE" has the meaning set forth in Section 2.2(a).

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         "INTELLECTUAL   PROPERTY"   means  all  United   States   and   foreign
intellectual property, including without limitation (i) all inventions, patents, patent applications and patent disclosures, together with all reissuances,
continuations,   continuations-in-part,   divisions,  revisions,  substitutions,
extensions and reexaminations thereof, (ii) all trademarks, service marks, logos, trade names, corporate names, domain names, trade dress, including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrights and copyrightable works and all applications, registrations and renewals in connection therewith, (iv) all trade secrets and confidential information (including research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, methods, models, schematics, technology, technical data, designs, drawings, flowcharts, block diagrams, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), and (v) all computer software, computer programs (whether in source code, object code, or other form), databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing (collectively, "SOFTWARE").

         "INTERMEDIARY" has the meaning set forth in Section 10.14.

         "IRS" means the United States Internal Revenue Service.

         "KNOWLEDGE" means, with respect to any Person, such Person's actual knowledge, without independent investigation (and shall in no event encompass constructive, imputed, implied, or similar concepts of knowledge), provided that "Seller's Knowledge" or Knowledge of Seller shall be limited to the actual knowledge of those individuals listed on EXHIBIT B, and, with respect to Section 4.10, the actual knowledge of the Director of Taxation of the Company (i.e. Craig Pettit) or his successor and of such Person or Persons familiar with the day-to-day compliance for sales, use or gaming taxes.

         "LAW" means any constitution, law, ordinance, principle of common law, regulation, statute or treaty of any Governmental Entity.

         "LEASED REAL PROPERTY" has the meaning set forth in Section 4.9(b).

         "LEASES" has the meaning set forth in Section 4.9(b).

         "LIABILITY"  means  any  liability  or  obligation,   whether  accrued,
absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted.

         "LIQUOR LICENSEE" means the Person(s) holding the applicable Liquor License.

         "LIQUOR LICENSES" means all those certain "off sale," "portable bar" and other alcoholic beverage licenses issued by Governmental Entities to any of the Companies pursuant to which the sale of alcoholic beverages is permitted in the restaurants, bars, function rooms and guest rooms of the properties owned by any of the Companies.

         "LIQUOR OPERATIONS" means the sale and/or service of any liquor, wine, beer and other alcoholic beverages at the properties owned by any of the Companies.

         "LITIGATION" means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.

         "LLCs" has the meaning set forth in Section 2.2(b).

         "LOSSES" means, collectively, all losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, Taxes, costs, fees (including, but not limited to, reasonable investigation fees), expenses (including, but not limited to, reasonable attorneys' fees) and disbursements.

         "MANDATORY  CAPITAL  IMPROVEMENT  COSTS" has the  meaning  set forth in
Section 6.15.

         "MATERIAL ADVERSE EFFECT" means any change, state of facts, development, occurrence, circumstance, event or effect that, when considered either individually or in the aggregate, is materially adverse to the business, properties, assets, liabilities, operations, financial condition or results of operations of the Companies taken as a whole; PROVIDED, HOWEVER, that, to the extent that any change, circumstance, event or effect is caused by or results from any of the following, it shall not be taken into account in determining whether there has been a "Material Adverse Effect": (i) the negotiation, announcement, execution or consummation of this Agreement, actions contemplated or permitted by this Agreement or the performance of obligations under this Agreement, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers or employees, (ii) conditions affecting the United States economy or financial markets as a whole or that generally affect the industries in which the Companies conduct their Business, in each case to the extent the same does not have a disproportionate effect on the Companies compared to similar companies in the industries in which the Companies conduct their Business, (iii) any change in any applicable law, rule or regulation or GAAP or interpretation thereof, in each case to the extent the same does not have a disproportionate effect on the Companies compared to similar companies in the industries in which the Companies conduct their Business, (iv) the commencement, occurrence or continuation of any war, armed hostilities or acts of terrorism involving or affecting the United States or any part thereof, in each case to the extent the same does not have a disproportionate effect on the Companies compared to similar companies in the industries in which the Companies conduct their Business, (v) earthquakes, hurricanes, floods or other natural disasters, in each case to the extent the same does not have a disproportionate effect on the Companies compared to similar companies in the industries in which the Companies conduct their Business, (vi) the failure by the Companies to meet any revenue or earnings projections, forecasts or predictions for any periods ending after the date of this Agreement (it being understood that the underlying causes of, or factors contributing to, the failure to meet such objectives, if otherwise within this definition of "Material Adverse Effect," shall be taken into account in determining whether a Material Adverse Effect on the Companies has occurred or would be expected to occur) and (viii) any action taken by or omission to act by, or with the express consent of, Buyer with respect to the transactions contemplated hereby or with respect to the Companies.

         "MATERIAL CONTRACTS" has the meaning set forth in Section 4.13.

         "MONETARY ENCUMBRANCE" means an Encumbrance, which secures any obligation to pay a sum of money, whether or not definite in amount, including, without limitation, any Encumbrance affecting a parcel of real property that secures (i) an outstanding obligation of any of the Companies under any mortgage, deed of trust or other lien encumbering title to such parcel of real property, (ii) any judgment entered against any of the Companies, (iii) any delinquent tax obligation, (iv) any mechanics' or materialmen's liens or (v) similar obligations of any of the Companies.

         "MULTIEMPLOYER PLAN" has the meaning set forth in Section 4.11(d).

         "NET WORKING CAPITAL" means, as the context may require, Estimated Net Working Capital or Closing Net Working Capital.

         "NEUTRAL AUDITOR" has the meaning set forth in Section 2.2(d)(iii).

         "OBJECTION NOTICE" has the meaning set forth in Section 2.2(d)(ii).

         "ORGANIZATIONAL DOCUMENTS" means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company or operating agreement and articles of organization or articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person, and (vi) any amendment to any of the foregoing.

         "OUTSIDE DATE" means the Scheduled Closing Date unless (i) Buyer gives Seller written notice that it shall not have, on or before ten (10) Business Days prior to the Scheduled Closing Date, obtained all Gaming Licenses necessary to consummate the transactions contemplated in this Agreement and to permit Buyer to operate the Business after Closing and that it wishes to exercise its option (the "FIRST EXTENSION OPTION") to extend the Outside Date until the earlier of (a) three (3) Business Days after all such Gaming Licenses have been obtained and (b) the date that is ten (10) months after the date of this Agreement (the "FIRST EXTENDED OUTSIDE DATE"), then the First Extended Outside Date shall be the Outside Date or (ii) Buyer gives Seller written notice that it shall not have, on or before ten (10) Business Days prior to the First Extended Outside Date, obtained all Gaming Licenses necessary to consummate the transactions contemplated in this Agreement and that it wishes to exercise its option (the "SECOND EXTENSION OPTION") to extend the Outside Date until the earlier of (a) three (3) Business Days after all such Gaming Licenses have been obtained and (b) the date that is twelve (12) months after the date of this Agreement (the "SECOND EXTENDED OUTSIDE DATE"), then the Second Extended Outside Date shall be the Outside Date; PROVIDED that no option may be exercised prior to thirty (30) days prior to the then effective Outside Date.

         "OWNED   REAL   PROPERTY"   has  the   meaning  set  forth  in  Section
4.9(a)1.1(a).

         "OWNED  REAL  PROPERTY  SUBJECT TO LEASE" has the  meaning set forth in
Section 4.9(a).

         "OWNER LEASES" has the meaning set forth in Section 4.9(a).

         "PARTY" or "PARTIES" each has the meaning set forth in the heading of this Agreement.

         "PERMIT" means any permit, certificate, license or other form of authorization or approval issued by a government agency or authority and legally required for the proper operation and use of any Real Property or the Business of any of the Companies (including, without limitation, any certificates of occupancy, elevator permits, conditional use permits, zoning variances, non-conforming use permits and business licenses, but excluding Liquor Licenses).

         "PERMITTED ENCUMBRANCES" means (i) Encumbrances for Taxes and other governmental charges and assessments that are not yet due and payable or which are being contested in good faith by appropriate proceedings (provided that required payments have been made in connection with any such contest), (ii) Encumbrances of carriers, warehousemen, mechanics' and materialmen and other like Encumbrances (provided that notices of lien have not been filed as of the Closing Date); (iii) easements, rights of way and restrictions, zoning ordinances and other similar Encumbrances affecting the Owned Real Property that do not materially restrict or adversely affect the use thereof, (iv) Encumbrances that will be removed prior to or in connection with the Closing, and (v) restrictions arising under Gaming Laws.

         "PERSON" means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

         "PURCHASE PRICE" has the meaning set forth in Section 2.2(a).

         "REAL PROPERTY" means, collectively, the Owned Real Property and the Leased Real Property.

         "REGULATED ENTITIES" means the Company and any Subsidiaries of the Company that are subject to regulation by, or the jurisdiction of, Gaming Authorities, as set forth on SECTION 1(b) OF THE DISCLOSURE SCHEDULE.

         "RELATED PARTIES" has the meaning set forth in Section 4.19.

         "REMEDIAL ACTION" has the meaning set forth in Section 6.14.

         "REMEDIES EXCEPTION," when used with respect to any Person, means except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         "RESOLUTION PERIOD" has the meaning set forth in Section 2.2(d)(ii).

         "SCHEDULED CLOSING DATE" means the earlier of (i) forty-five (45) days after the satisfaction or waiver of all of the Closing conditions set forth in
Article VII, and (ii) the date that is eight (8) months from the date of this Agreement.

         "SECOND EXTENDED OUTSIDE DATE" has the meaning set forth in the definition of "Outside Date."

         "SECOND EXTENSION OPTION" has the meaning set forth in the definition of "Outside Date."

         "SELLER" has the meaning set forth in the heading of this Agreement.

         "SELLER GROUP" means any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Seller or any predecessor of or successor to Seller (or another such predecessor or successor).

         "SELLER INDEMNITEES" has the meaning set forth in Section 9.3.

         "SELLER REQUIRED CONSENTS" means each of the Consents set forth on EXHIBIT C hereto.

         "SELLER RETURNS" has the meaning set forth in Section 6.3(a).

         "SELLER'S GUARANTOR" has the meaning set forth in Section 10.16.

         "SELLER'S KNOWLEDGE" has the meaning set forth in the definition of "Knowledge."

         "SENIOR SECURED NOTES" has the meaning set forth in the definition of "Indebtedness to be Discharged."

         "SINGLE-EMPLOYER PLAN" has the meaning set forth in Section 4.11(d).

         "SOFTWARE" has the meaning set forth in the definition of "INTELLECTUAL PROPERTY."

         "SUBSIDIARY" of any Person means another Person, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is owned or controlled directly or indirectly by such first Person and/or by one or more of its Subsidiaries.

         "TAX ALLOCATION AGREEMENT" means the Tax Allocation Agreement, dated as of May 26, 2004, among Seller, the Company and those Subsidiaries that are listed (as of the date hereof) on Section 4.5 of the Disclosure Schedules and designated thereon as parties to the Tax Allocation Agreement.

         "TAXES" means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, AD VALOREM, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, gaming or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity upon any of the Companies.

         "TAX  RETURN"  means  any  return,   declaration,   report,   estimate,
information return and statement pertaining to any Taxes.

         "TENTATIVE  PURCHASE  PRICE  ALLOCATION"  has the  meaning set forth in
Section 6.3(j).

         "THIRD PARTY" means any Person other than the Companies.

         "TREASURY REGULATIONS" means the final and temporary regulations promulgated under the Code.

         "UPDATE" has the meaning set forth in Section 6.10.

         "UPDATING PARTY" has the meaning set forth in Section 6.10.

         "WORKING CAPITAL OVERAGE" has the meaning set forth in Section 2.2(d)(iv).

         "WORKING CAPITAL UNDERAGE" has the meaning set forth in Section 2.2(d)(iv).

II.      PURCHASE OF COMPANY MEMBERSHIP INTERESTS AND CLOSING

         2.1 PURCHASE AND SALE. At the Closing and on the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to buy from Seller, all of the outstanding membership interests issued by the Company (the "COMPANY MEMBERSHIP INTERESTS").

         2.2 PURCHASE PRICE.

             (a) CALCULATION. Subject to the adjustment set forth in Section 2.2(d) and Section 6.4, the total consideration for the purchase of the Company Membership Interests shall consist of a cash payment in an aggregate amount equal to (the "CLOSING DATE PAYMENT"): (i) One Billion Three Hundred Million Dollars ($1,300,000,000.00) (the "INITIAL PURCHASE PRICE") MINUS (ii) the sum of any Mandatory Capital Improvement Costs that are outstanding as of the Closing Date, as described in Section 6.15, MINUS (iii) the aggregate principal amount of Indebtedness of the Companies other than Indebtedness to be Discharged, on a consolidated basis, immediately prior to the Closing PLUS (or MINUS if negative)
(iv) the Estimated Net Working Capital (the Initial Purchase Price, as so adjusted by clauses (ii), (iii) and (iv) above, and as increased by (x) any Working Capital Overage or decreased by (y) any Working Capital Underage, the "PURCHASE PRICE"). Prior to the Closing, Seller shall cause the Company to repay from funds provided by Seller the principal, any interest, any prepayment penalty or premium and any other obligation owing under the terms of any Indebtedness to be Discharged and to release and discharge all liens related thereto on any of the assets of the Companies (and the funds so provided shall be disregarded for purposes of calculating Net Working Capital). Seller shall be responsible for the payment of any investment banking fees owing to Bear Stearns & Co., Inc. by the Company or Seller in connection with the transactions contemplated hereby (the "BEAR STEARNS PAYMENT") and for the payment of all of Seller's and the Companies' legal fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, in each case regardless of when such items are invoiced. At least five (5) Business Days prior to the Closing Date, Seller shall deliver to Buyer its good faith estimate of Closing Net Working Capital (the "ESTIMATED NET WORKING CAPITAL"); provided, that Net Working Capital shall not include any item deducted from or added to the Initial Purchase Price pursuant to this Section 2.2(a).

             (b) TAX CHARACTERIZATION. The Parties acknowledge that the sale of the Company Membership Interests shall be characterized for federal income tax purposes as a sale by Seller of assets of certain directly or indirectly, wholly-owned limited liability companies (the "LLCs").

             (c) PURCHASE PRICE ALLOCATION. The Purchase Price shall be allocated among the assets purchased in the manner set forth in Section 6.3(j).

             (d) NET WORKING CAPITAL ADJUSTMENT.

                  (i) As soon as practicable, and in any event within ninety
(90) days after the Closing Date, Buyer will deliver to Seller an unaudited consolidated balance sheet of the Companies as of immediately prior to the Closing Date (the "CLOSING BALANCE SHEET"). The Closing Balance Sheet shall include a line item that sets forth the Closing Net Working Capital and each line item included on the Closing Balance Sheet shall be prepared in accordance with GAAP, applied on a basis consistent with the basis on which the Audited Financial Statements were prepared.

                  (ii) After receipt of the Closing Balance Sheet and Buyer's proposed calculation of the Closing Net Working Capital, Seller shall have thirty (30) days to review it. Buyer shall, and shall cause the Companies to,
(i) assist Seller in its review of the Closing Balance Sheet and provide Seller and its representatives with reasonable access during normal business hours to the books, records, facilities and employees of the Companies and (ii) cooperate fully with Seller and its representatives, including the provision of all information necessary or useful in reviewing and analyzing the Closing Balance Sheet. At any time during such 30-day review period, Seller may deliver a written notice to Buyer describing in reasonable detail all items of disagreement related to the Closing Balance Sheet or Buyer's proposed calculation of Closing Net Working Capital and the basis therefor and providing the calculation by the Buyer of the Closing Net Working Capital (the "OBJECTION NOTICE"). Any determination set forth in the Closing Balance Sheet that is not specifically objected to by Seller in the Objection Notice shall be deemed agreed to by Seller and shall be final, binding and conclusive for all purposes under this Agreement upon delivery of the Objection Notice. If Seller delivers the Objection Notice to Seller within the 30-day period referred to above, then Buyer and Seller will, for twenty (20) days following the date of receipt of the Objection Notice (the "RESOLUTION PERIOD"), attempt to resolve any such item of disagreement themselves, and any written resolution by them as to any disputed item shall be final, binding and conclusive on each of the Parties for all purposes under this Agreement. If Seller fails to deliver the Objection Notice to Seller within the 30-day period referred to above, then the Closing Balance Sheet delivered by Buyer to Seller and Buyer's proposed calculation of the Closing Net Working Capital shall be deemed agreed to by Seller and shall be final, binding and conclusive on each of the Parties for all purposes under this Agreement. Buyer shall provide Seller with reasonable access to the work papers it generates in connection with the preparation of the Closing Balance Sheet.

                  (iii) If at the conclusion of the Resolution Period Seller and Buyer have not reached an agreement on all items of disagreement set forth in the Objection Notice, then all items remaining in dispute may, at the written election of either Party delivered to the other Party (the "AUDIT NOTICE"), be submitted by Buyer and Seller to an independent certified public accountant with a nationally recognized independent accounting firm which has at least fifteen (15) years experience in the hospitality and gaming industry and which is mutually acceptable to Buyer and Seller within ten (10) days following conclusion of the Resolution Period (the "NEUTRAL AUDITOR"). In the event that Seller and Buyer do not agree on a Neutral Auditor within such time period, then their dispute shall be submitted to arbitration pursuant to the rules of the American Arbitration Association, as in effect at the time of the arbitration (the "AAA RULES"), and the parties consent to such submission to arbitration and the appointment of an arbitrator in accordance with the AAA Rules, which arbitrator shall be an independent certified public accountant with a nationally recognized independent accounting firm who has at least fifteen (15) years experience in the hospitality and gaming industry who has no material relationship with Buyer or Seller or their respective Affiliates (which independent accountant shall then be considered the Neutral Auditor for all purposes of this Agreement). If issues are submitted to the Neutral Auditor for resolution, (i) Seller and Buyer shall (and shall cause each Party's respective auditors and representatives to) cooperate with the Neutral Auditor and make available to the Neutral Auditor all information, records, data, and supporting papers relevant to the preparation of the Closing Balance Sheet and the calculation of the Closing Net Working Capital; (ii) the determination of the Closing Balance Sheet and the Closing Net Working Capital by the Neutral Auditor, as set forth in a report to be delivered by the Neutral Auditor to both Seller and Buyer, shall be final, binding and conclusive on each of the Parties for all purposes under this Agreement; (iii) the report of the Neutral Auditor shall not assign a value to any particular item greater than the greatest value for such item claimed by either Party or less than the lowest value of such item claimed by either Party, in each case as presented to the Neutral Auditor; and
(iv) the fees and expenses of the Neutral Auditor incurred for such determination shall be shared equally by Seller and Buyer. The Neutral Auditor shall be directed to deliver such report within thirty (30) days after the submission to the Neutral Auditor of the issues remaining in dispute. The term "FINAL CLOSING BALANCE SHEET" means the definitive Closing Balance Sheet agreed to (or deemed by the provisions hereof to be agreed to) by Seller and Buyer in accordance with Section 2.2(d)(ii) or the definitive Closing Balance Sheet resulting from the determination made by the Neutral Auditor in accordance with this Section 2.2(d)(iii) (in addition to those items theretofore agreed to (or deemed by the provisions hereof to be agreed to) by Seller and Buyer in accordance with Section 2.2(d)(ii)).

                  (iv) If the Closing Net Working Capital shown on the Final Closing Balance Sheet exceeds the Estimated Net Working Capital, then Buyer shall pay to Seller an amount equal to the amount of such excess (plus interest on such amount at the prime lending rate prevailing during the period from the Closing Date until the date of actual payment as published in THE WALL STREET JOURNAL, calculated on a daily basis from the Closing Date until the date of actual payment) (a "WORKING CAPITAL OVERAGE"). If the Closing Net Working Capital is less than the Estimated Net Working Capital, then the Seller shall pay to the Buyer an amount equal to such shortfall (plus interest on such amount at the prime lending rate prevailing during the period from the Closing Date until the date of actual payment as published in The Wall Street Journal, calculated on a daily basis from the Closing Date until the date of actual payment) (a "WORKING CAPITAL UNDERAGE"). All payments determined to be due under this Section 2.2(d)(iv) to the Buyer or the Seller, as the case may be, shall be made within five (5) Business Days after such determination by wire transfer to an account designated by the other Party within two (2) days after such determination.

         2.3 THE CLOSING.

             (a) GENERAL. The closing of the transactions contemplated by this Agreement (the "CLOSING") will take place at the offices of American Real Estate Partners, L.P., 445 Hamilton Avenue, Suite #1210, White Plains Plaza, White Plains, NY 10601 at 10:00 a.m., local time, on the Scheduled Closing Date or as soon thereafter as reasonably possible following satisfaction of the conditions set forth in Article VII (the "CLOSING DATE"), or at such other place and on such other date as may be mutually agreed by Buyer and Seller, in which case Closing Date means the date and time so agreed. The Closing will be effective as of the close of business on the Closing Date.

             (b) DELIVERIES. Subject to the conditions set forth in this Agreement, on the Closing Date:

                  (i) Seller will deliver to Buyer, and will cause the Company to deliver to Buyer, as applicable:

                     (A) all Seller Required Consents, duly executed by all
                  appropriate parties;

                     (B) evidence of payment or cancellation of the Indebtedness to be Discharged;

                     (C) certificates, dated as of a date not earlier than the
                  fourteenth (14th) day prior to the Closing, as to the good standing of Seller and the Company, executed by the appropriate official of their respective jurisdictions of formation and, with respect to the Company, each jurisdiction in which it is qualified to do business as a foreign limited liability company;

                     (D) evidence of the resignations or removal (effective as
                  of the Closing Date) of any officers, directors and managers specified in writing by Buyer at least three (3) days prior to the Closing Date, as applicable, of all of the Companies;

                     (E) an affidavit of Seller, in a form reasonably
                  satisfactory to Buyer, stating, under penalties of perjury, the Seller's U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Section 1445(b)(2) of the Code; and

                     (F) a duly executed assignment of membership interests
                  transferring all of the Company Membership Interests, together with any certificates (endorsed to Buyer with a stock power) evidencing the Company Membership Interests.

                  (ii) Buyer will deliver to Seller, and will cause the Company, to deliver to Seller, as applicable:

                     (A) The Closing Date Payment by wire transfer of
                  immediately available funds to the account designated by Seller to Buyer;

                     (B) all Buyer Required Consents, duly executed by all
                  appropriate parties; and

                     (C) certificates, dated as of a date not earlier than the
                  fourteenth (14th) day prior to the Closing, as to the good standing of Buyer, executed by the appropriate official of its jurisdiction of formation and in each jurisdiction in which Buyer is qualified to do business.

                  (iii) The Seller and Buyer will deliver to each other the Tentative Purchase Price Allocation if their respective accountants have jointly made such a determination pursuant to Section 6.3(j)(A).

             (c) DELIVERY. All items delivered by the parties at the Closing will be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered.

         2.4 FURTHER ASSURANCES. The Parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) without incurring any expenses not reimbursed by the other Party or liability, to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement.

III.     GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER

         Except as set forth in the Disclosure Schedule or in any public filings made by the Company pursuant to the Act, Seller hereby represents and warrants to Buyer, as of the date of this Agreement as set forth in this Article III. Although the Disclosure Schedule, for convenience, shall set forth specific reference to the particular Section or subsection of this Agreement to which the information set forth in the Disclosure Schedule relates, any information set forth in the Disclosure Schedule shall be deemed to apply to this Article III in its entirety. The mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or would reasonably be expected to have, a Material Adverse Effect.

         3.1 TITLE TO COMPANY MEMBERSHIP INTERESTS. Seller owns, of record and beneficially, all of the issued and outstanding Company Membership Interests, free and clear of any Encumbrance, other than those restrictions imposed by applicable Gaming Laws. At the Closing, Seller will convey to Buyer good and valid title to such Company Membership Interests free and clear of any Encumbrance.

         3.2 INCORPORATION; POWER AND AUTHORITY. Seller is a corporation, duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. Seller has all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement. Seller is duly qualified to do business as a foreign corporation in each jurisdiction is which the failure to be so qualified would be reasonably expected to have a Material Adverse Effect.

         3.3 VALID AND BINDING AGREEMENT. The execution, delivery and performance by Seller of this Agreement have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the Remedies Exception.

         3.4 NO BREACH; CONSENTS. The execution, delivery and performance of this Agreement by Seller will not (a) contravene any provision of the Organizational Documents or any authorizing resolutions of Seller; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a material default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract, Law, Governmental Order or Governmental Authorization that is either binding upon or enforceable against or held by Seller; (d) result in the creation of any Encumbrance upon the Company Membership Interests; or (e) as of the Closing Date, require any Governmental Authorization applicable to Seller or any of the Companies, except, in each case, for filings required under the HSR Act, Gaming Laws and such Governmental Approvals required for Seller to be able to perform its obligations under
Section 6.17.

         3.5 BROKERAGE. Except for Bear Stearns & Co., Inc., whose fees with respect to the Purchase Price will have been paid by Seller at the Closing, no Person will be entitled to receive any brokerage commission, finder's fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Seller for which Buyer or the Company is or could become liable or obligated.

IV.      REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING THE COMPANY

         Except as set forth in the Disclosure Schedule or in any public filings made by the Company pursuant to the Act, Seller hereby represents and warrants to Buyer, as of the date of this Agreement as set forth in this Article IV. Although the Disclosure Schedule, for convenience, shall set forth specific reference to the particular Section or subsection of this Agreement to which the information set forth in the Disclosure Schedule relates, any information set forth in the Disclosure Schedule shall be deemed to apply to this Article IV in its entirety. The mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or would reasonably be expected to have, a Material Adverse Effect.

         4.1 INCORPORATION; POWER AND AUTHORITY. The Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all necessary limited liability company power and authority necessary to execute, deliver and perform its obligations under this Agreement and to own, lease and operate its assets and to carry on the Business as conducted as of the date of this Agreement. The Company is duly qualified or licensed to do business as a foreign limited liability company in good standing in the State of Nevada.
SECTION 4.1 OF THE DISCLOSURE SCHEDULE lists the jurisdiction of the Company's organization and each jurisdiction in which it is so qualified.

         4.2 [Intentionally Omitted.]

         4.3 NO BREACH; CONSENTS. Except as set forth in SECTION 4.3 OF THE DISCLOSURE SCHEDULE, the execution, delivery and performance of this Agreement by Seller will not (a) contravene any provision of the Organizational Documents or any authorizing resolutions of the Company; (b) violate any Law, Governmental Order or Governmental Authorization, where such violation would be reasonably expected to have a Material Adverse Effect; (c) materially conflict with, result in any material breach of any of the provisions of, constitute a material default (or any event that would, with the passage of time or the giving of notice or both, constitute a material default) under, result in a material violation of, materially increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) under any contract to which any of the Companies is a Party or by which any of the Companies' assets are bound, except as would not reasonably be expected to have a Material Adverse Effect, (d) require any Consent under any Contract, Law, Governmental Order or Governmental Authorization that is either binding upon or enforceable against or held by any of the Companies or the assets of any of the Companies; (e) result in the creation of any Encumbrance upon the Companies or any of the material assets of the Companies; or (f) as of the Closing Date, require any Governmental Authorization applicable to Seller or any of the Companies, except, in each case, for filings required under the HSR Act, Gaming Laws and such Governmental Approvals required for Seller to be able to perform its obligations under
Section 6.17, or, except in the case of clause (d), where the failure to obtain such Consents would not reasonably be expected to have a Material Adverse Effect.

         4.4 CAPITALIZATION. The Company Membership Interests constitute all of the issued and outstanding membership interests of the Company. No Person other than Seller owns any Equity Securities of the Company. The Company Membership Interests are evidenced by a certificate of ownership, and no legend or other reference to any purported Encumbrance appears on such certificate, other than any legend required under applicable Gaming Laws or required under federal or state securities Laws. Seller is not party to any agreement, understanding or arrangement relating to the Company Membership Interests or other Equity Securities of the Company other than this Agreement and the Organizational Documents of the Company. All of the outstanding Company Membership Interests are duly authorized, validly issued, and have been issued by the Company in compliance with applicable Gaming Laws and applicable securities and corporate Laws, Contracts applicable to the Company and the Company's Organizational Documents. Except as set forth above, there are no Equity Securities of the Company authorized, issued or outstanding; and there are no existing options, warrants, calls, pre-emptive rights, rights of first refusal, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued Equity Securities of the Company, obligating any of the Companies to issue, transfer or sell or cause to be issued, transferred or sold any Equity Securities of any of the Companies. There are no issued and outstanding securities, rights or obligations which are convertible into, exchangeable for, or exercisable to acquire any Equity Securities of any of the Companies.

         4.5 SUBSIDIARIES; COMPANIES.

             (a) SECTION 4.5 OF THE DISCLOSURE SCHEDULE is true, correct and complete and sets forth (i) the name, jurisdiction of organization and authorized capital (if a corporation) of each Subsidiary of the Company (the Company and its Subsidiaries are hereinafter sometimes collectively referred to as the "COMPANIES"), (ii) the jurisdictions in which each Subsidiary of the Company is qualified to do business and (iii) for each Subsidiary of the Company, the Equity Securities of such Subsidiary that are authorized, the shares of capital stock or other Equity Securities of such Subsidiary that are issued and outstanding, the Persons owning such issued and outstanding Equity Securities and the number or other amount of Equity Securities owned by each such Person. All of the outstanding shares of capital stock of each Subsidiary that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth on SECTION 4.5 OF THE DISCLOSURE SCHEDULE, all of the outstanding Equity Securities of each Subsidiary of the Company are wholly owned by the Company, by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company, free and clear of all Encumbrances. No Third Party owns any Equity Security or right or option to acquire any Equity Security in any of the Company's Subsidiaries. Except with respect to the ownership of Equity Securities of the Company's Subsidiaries, none of the Companies owns, directly or indirectly, beneficially or of record, any Equity Securities of any Third Party.

             (b) None of the Companies is a party to any stockholder agreements, voting trusts or other agreements or understandings relating to the voting, purchase, redemption or other acquisition of any Equity Securities of any Third Party. There are no outstanding obligations of the Companies to make any investment in or to provide funds (whether in the form of a loan, capital contribution or otherwise), and none of the Companies currently has outstanding any obligation to make any such investment or provision of funds, to any Third Party. No Third Party is in default with respect to such Third Party's obligation to repay any loan to the Companies. None of the Companies has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the Equity Securities of the Companies. None of the Companies has outstanding any agreement to acquire any debt obligations of any Third Party.

             (c) Except for this Agreement, there are no, and none of the Companies is bound by or subject to any, (i) preemptive or other outstanding rights, subscriptions, options, warrants, conversion, put, call, exchange or other rights, agreements, commitments, arrangements or understandings of any kind pursuant to which any of the Companies, contingently or otherwise, is or may become obligated to offer, issue, sell, purchase, return or redeem, or cause to be offered, issued, sold, purchased, returned or redeemed, any Equity Securities; (ii) stockholder agreements, voting trusts, proxies or other agreements or understandings to which any of the Companies is a party or to which any of the Companies is bound relating to the holding, voting, sale, purchase, redemption or other acquisition of any Equity Securities; or (iii) agreements, commitments, arrangements, understandings or other obligations to declare, make or pay any dividends or distributions, whether current or accumulated, or due or payable, with respect to any Equity Securities. Except for this Agreement, none of the Companies is, or is obligated to become, a party to any contract for the sale of or is otherwise obligated to sell, transfer or otherwise dispose of any Equity Securities.

             (d) Seller has made available to Buyer a complete and correct copy of the Organizational Documents of each of the Companies, in each case as currently in effect. All such Organizational Documents are in full force and effect, and no other organizational documents are applicable to or binding upon any of the Companies. Seller has made available to Buyer complete and correct copies of the minutes of the meetings or written consents of the shareholders (or other equity holders) and the board of directors (or similar bodies) and any committee thereof of each of the Companies.

         4.6 AUDITED FINANCIAL STATEMENTS. The Company has furnished Buyer with copies of the audited consolidated balance sheets for the years ended December 31, 2006 and 2005 and the related statements of income, changes in members' equity and cash flow for the fiscal years of the Companies ended on such dates (the "AUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements (i) present fairly, in all material respects, the consolidated financial position of the Companies and the results of operations and cash flows of the Companies, each on a consolidated basis, as of the respective dates thereof and for the periods covered thereby, and (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby. There are no liabilities or obligations of the Companies (whether accrued, contingent, absolute, determined or determinable) other than: (i) liabilities or obligations disclosed or provided for in the Audited Financial Statements; (ii) liabilities or obligations incurred after December 31, 2006 in the ordinary course of business consistent with past practice; (iii) liabilities under this Agreement or incurred as expressly provided by this Agreement; (iv) liabilities disclosed in Seller's Disclosure Schedule; and (v) other liabilities that would not have, individually or in the aggregate, and would not be reasonably expected to have a Material Adverse Effect.

         4.7 BOOKS AND RECORDS. The books of account and other financial records of the Company, all of which have been made available to Buyer, are accurate in all material respects and represent actual, BONA FIDE transactions and have been maintained in accordance with sound business practices. The minute books of the Company, all of which have been made available to Buyer, contain summary records of all meetings held of, and material limited liability company action taken by, the members of the Company.

         4.8 ABSENCE OF CERTAIN CHANGES.

             (a) NO DAMAGES. Since December 31, 2006: (1) none of the Companies has suffered any damage, destruction or loss (whether or not covered by insurance) of property, plant or equipment, other than such damage, destruction and loss that has not had, and would not be reasonably expected to have, a Material Adverse Effect; (2) the Companies have conducted their Business in the ordinary course consistent with past practice though the date of this Agreement; and (3) there has been no Material Adverse Effect on any of the Companies.

             (b) INCREASED COMPENSATION, ETC. Except as set forth in SECTION 4.8(b) OF THE

DISCLOSURE SCHEDULE, since December 31, 2006 through the date of this Agreement, none of the Companies has, other than in the ordinary course of business: (1) increased the compensation (including bonuses) payable on or after the date hereof, or to become payable on or after the date hereof, to any employee, director, manager or executive officer of any of the Companies or to any former employee, director, manager or executive officer of any of the Companies; (2) provided any of its employees (including any officer or director who is an employee with materially increased security or tenure of employment; (3) materially increased the amount payable to any of its employees upon the termination of such person's employment; (4) materially increased, augmented or improved benefits granted to or for the benefit of its employees under any bonus, profit sharing, pension, retirement, deferred compensation, insurance or other direct or indirect benefit plan or arrangement; (5) except for travel advances in the ordinary course of business and loans to employees aggregating less than $50,000, loaned or advanced money or other property to any of its employees, officers, directors, or former employees, officers or directors; (6) incurred, assumed, or guaranteed any liabilities or Indebtedness of any kind; or
(7) sold, assigned, transferred, leased or otherwise disposed of any material assets of any of the Companies.

             (c) DIVIDENDS, ETC. Except as set forth in the SECTION 4.8(C) OF THE DISCLOSURE SCHEDULE, and except for payments contemplated by the Tax Allocation Agreement, since December 31, 2006 the Companies have not: (1) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock (other than dividends or distributions payable to the Company) or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of any of the Companies, other than dividends paid solely in cash; (2) except as required under Section 6.17, amended or changed any of the Companies' Organizational Documents; (3) acquired (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or business or division thereof or any equity interest therein; or (4) made any material loan, advance or capital contribution to, or investment in, any Person other than loans, advances or capital contributions made by the Company to a Subsidiary or by a Subsidiary to the Company.

         4.9 PROPERTIES.

             (a) OWNED REAL PROPERTY. SECTION 4.9(a)(i) OF THE DISCLOSURE SCHEDULE contains an accurate and complete list of all real property owned by any of the Companies (collectively, the "OWNED REAL PROPERTY") and identifies which of the Companies owns each such Owned Real Property. Accurate and complete copies of title reports or policies obtained by the Companies with respect to each parcel of Owned Real Property have been previously made available to Buyer.
SECTION 4.9(a)(ii) OF THE DISCLOSURE SCHEDULE contains an accurate and complete list of all real property owned by any of the Companies and leased to a Third Party (collectively, the "OWNED REAL PROPERTY SUBJECT TO LEASE"), together with a list of all leases or subleases of Owned Real Property Subject to Lease (the "OWNER LEASES"). Accurate and complete copies of all Owner Leases (including, without limitation, all amendments or modifications thereto) have been made available to Buyer.

             (b) LEASED REAL PROPERTY. SECTION 4.9(b) OF THE DISCLOSURE SCHEDULE contains an accurate and complete list of all real property leased, subleased, licensed or otherwise occupied (whether as tenant, subtenant or pursuant to other occupancy arrangements) by any of the Companies (collectively, including the improvements thereon, the "LEASED REAL PROPERTY") and identifies which of the Companies leases, subleases, licenses or otherwise occupies each such Leased Real Property. Accurate and complete copies of all material agreements related to such Leased Real Property, including the leases of real property to which any of the Companies is a party (the "LEASES"), that have not been terminated or expired as of the date of this Agreement have been made available to Buyer.

             (c) TITLE. Each of the Companies identified on SECTION 4.9(a)(i) OF THE DISCLOSURE SCHEDULE has good and insurable fee simple title to the Owned Real Property set across from its name in such SECTION 4.9(a)(i) OF THE DISCLOSURE SCHEDULE, and each of the Companies identified on SECTION 4.9(b) OF THE DISCLOSURE SCHEDULE, has a valid leasehold interest in the Leased Real Property set across from its name in such SECTION 4.9(B) OF THE DISCLOSURE SCHEDULE. The Owned Real Property is owned free and clear of all Encumbrances except for Permitted Encumbrances and the matters set forth in the title reports and the title commitments delivered to Buyer or anything that would be disclosed in an accurate and updated survey if it was delivered by Seller prior to the Closing Date. Except for the Leased Real Property required to conduct the Business, no Person owns any real property required to conduct the Business except the specified Company. Except for the tenants under the Owner Leases, no Person other than the Companies has any right to use, occupy or lease any of the Owned Real Property.

             (d) PERFORMANCE OF LEASES. The Companies have and, to Seller's Knowledge, all other parties thereto have performed all material obligations required to be performed by them under all Leases and under all Owner Leases. No event or condition exists which constitutes or, with the giving of notice or the passage of time or both, will constitute a default by any of the Companies, which would be expected to have a Material Adverse Effect (i) as lessee or licensee under any Lease, or (ii) as landlord or sub-landlord under any Owner Lease. To Seller's Knowledge, no event or condition exists which constitutes or, with the giving of notice or the passage of time or both, will constitute a default by any other party which would be expected to have a Material Adverse Effect (i) as lessor or licensor under any Lease, or (ii) as tenant or sub-tenant under any Owner Lease. Each Lease and Owner Lease is in full force and effect. Except as set forth in SECTION 4.9(d) OF THE DISCLOSURE SCHEDULE and other exceptions that would not reasonably be expected to have a Material Adverse Effect, (i) no rent or other payment due from the tenant under any Owner Lease is, as of the date of this Agreement, delinquent for greater than thirty
(30) days past its due date or has been paid more than one month in advance of its due date, (ii) there is no remaining right in the tenant under any Owner Lease to any "free" rent, rent abatement (other than upon damage to or destruction or condemnation of the leased premises) or other rent concession,
(iii) there is no remaining obligation on the part of the landlord under any Owner Lease to construct, install or pay or reimburse the cost of any tenant improvements, fixtures, furnishings or equipment or otherwise to make any payments to the tenant, (iv) there is no remaining obligation, present or contingent, on the part of any of the Companies to pay any commission, finder's fee or similar compensation with respect to any Owner Lease, and (v) Seller has received no written notice that any of the tenants under the Owner Leases is subject to any bankruptcy, reorganization, insolvency or similar proceedings.

             (e) OPTIONS AND OTHER RIGHTS. None of the Companies has granted or is subject to any options, rights of first refusal, rights of first offer or any other rights in favor of third parties which are currently in effect to purchase or otherwise acquire any Real Property or any interest therein other than any renewal or extension options set forth in the Owner Leases.

         4.10 TAX MATTERS. Except as set forth in SECTION 4.10 OF THE DISCLOSURE
SCHEDULE:

             (a) FILINGS. All federal income Tax Returns and all other material Tax Returns with respect to each of the Companies (including any consolidated U.S. federal income Tax Returns for any consolidated group that includes each of the Companies) that are required to be filed under applicable Law have been filed, and all such Tax Returns are true and complete in all material respects with respect to each of the Companies. The Company made available to the Buyer true and correct copies of the United States federal income Tax Returns filed by each of the Companies for the years ended December 31, 2003, 2004 and 2005.

             (b) PAYMENT. Each of the Companies has paid or caused to be paid all Taxes shown as due on the Tax Returns filed in accordance with Section 4.10(a).

             (c) WITHHOLDING. Each of the Companies has withheld from its employees and, to the extent required to be paid, has timely paid to the appropriate authorities or set aside in an account for such purpose all proper and accurate amounts that are required to be withheld, so paid or so set aside, in each case in substantial compliance with all Tax withholding provisions on amounts paid or owed to any employee, creditor, stockholder or member, or other third party.

             (d) NO TAX LIENS. There is no lien for Taxes upon any membership interest of the Company or upon any asset of the Company (including, for the avoidance of doubt, upon the stock of any of the Corporate Entities, the membership interests in any of the LLCs or any other equity interest in any of the Companies, or upon any of the assets of any of the Companies) nor, to Seller's Knowledge, is any Governmental Entity in the process of imposing any such Tax liens.

             (e) NO DEFICIENCIES. The Companies have not received any deficiencies for Taxes that have been asserted in writing, proposed in writing or assessed in writing against any of the Companies that have not been paid or otherwise settled or are not otherwise being challenged under appropriate procedures, except for deficiencies that, if finally resolved in a manner adverse to one of the Companies, would not reasonably be expected to have a Material Adverse Effect.

             (f) NO TIME EXTENSION. No waivers of statutes of limitations have been requested in writing or given with respect to any Taxes of any of the Companies or any member of the "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes any of the Companies.

             (g) NO AUDITS. There are no pending or threatened in writing, audits, examinations, investigations or other proceedings in respect of Taxes of any of the Companies.

             (h) NO PARACHUTE PAYMENT. No payment or other benefit, and no acceleration of the vesting of any options, payments or other benefits as a result of the transactions contemplated by this Agreement will be an "excess parachute payment" to a "disqualified individual" as those terms are defined in
Section 280G of the Code.

             (i) NO TAX SHARING. None of the Companies is currently a party to or bound by any tax-sharing arrangement, other than the Tax Allocation Agreement.

             (j) INTENTIONALLY OMITTED.

             (k) NO OTHER AFFILIATION. During the last six (6) years, none of the Corporate Entities have been a member of an affiliated, combined, consolidated or unitary Tax group other than such a tax group of which the Seller or any corporate Subsidiary thereof is or was the common parent or has any liability that arose during such time period for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or similar provision under state, local or foreign Law), as a transferee or successor, by contract or otherwise.

             (l) NO CLOSING AGREEMENT. To Seller's Knowledge, no closing agreements, private letter rulings, technical advice memoranda or similar agreement or rulings have been entered into or issued by any Governmental Authority with respect to any of the Companies or an Affiliate thereof.

             (m) NO CHANGE OF ACCOUNTING METHOD. None of the Companies will be required, as a result of (A) a change in income tax accounting method for a Tax period beginning on or before the Closing Date, to include any adjustment under
Section 481(c) of the Code (or any similar provision of state, local or foreign
Law) in taxable income for any Tax period beginning on or after the Closing Date, or (B) any "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax Law), to include any item of income in or exclude any item of deduction from any Tax period beginning on or after the Closing Date.

             (n) TAX STATUS OF COMPANIES. The Company is a limited liability company that is owned wholly and directly by Seller, has not made an election on IRS Form 8832 to be treated as an association taxable as a corporation. None of the Companies has made an election on IRS Form 8832 to be treated as an association taxable as a corporation.

             (o) NO REPORTABLE TRANSACTIONS. To Seller's Knowledge, none of the Companies is required to make any disclosure to the IRS with respect to a "reportable transaction" pursuant to Section 1.6011-4 of the final Treasury Regulations (other than transactions with significant book-tax differences).

         4.11 BENEFIT PLANS; LABOR MATTERS.

             (a) DESCRIPTION. Each material Benefit Plan as of the date hereof is listed in SECTION 4.11(a) OF THE DISCLOSURE SCHEDULE. With respect to each such Benefit Plan (other than a Multiemployer Plan or a "multiemployer plan" within the meaning of Section 3 of ERISA), the Company has provided or made available to Buyer a true and correct copy of (i) each such Benefit Plan and all amendments thereto; (ii) each trust, insurance or administrative agreement relating to each such Benefit Plan; (iii) the most recent summary plan description or other written explanation of each Benefit Plan provided to participants; (iv) the most recent annual report (Form 5500) filed with the IRS and the most recent actuarial valuation; and (v) the most recent determination letter, if any, issued by the IRS with respect to any Benefit Plan intended to be qualified under Section 401(a) of the Code.

             (b) COMPLIANCE. Each Benefit Plan maintained by any of the Companies has been maintained in substantial compliance with its terms and, both as to form and in operation, with the requirements of ERISA, the Code and other applicable law, except for any noncompliance that would not reasonably be expected to have a Material Adverse Effect on the Companies. All contributions to and premiums in respect of each Benefit Plan have been timely paid or, to the extent not yet due, have been adequately accrued and reflected on the applicable financial statements of the Companies in accordance with GAAP.

             (c) NO DISPUTES. As of the date of this Agreement, there are no material pending or, to Seller's Knowledge, threatened litigation, disputes, arbitrations, claims, suits or grievances involving a Benefit Plan (other than routine claims for benefits payable under any such Benefit Plan).

             (d) PENSION PLANS. (i) Except as set forth in SECTION 4.11(d) OF THE DISCLOSURE SCHEDULE, no Benefit Plan is a "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA (a "SINGLE-EMPLOYER PLAN") or a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "MULTIEMPLOYER PLAN"). (ii) No Person (other than any of the Companies) that is considered as a single employer with any of the Companies under Section 414 of the Code or Section 4001(b) of ERISA maintains or contributes to, is obligated to contribute to or has ever maintained or contributed to or been obligated to contribute to a Single-Employer Plan or a Multiemployer Plan that could reasonably be expected to result in any Liability to the Companies.

             (e) POST-TERMINATION WELFARE BENEFITS. Except as set forth in
SECTION 4.11(E) OF THE DISCLOSURE SCHEDULE, no Benefit Plan provides post-termination or retiree health or life benefits with respect to any current or former employee (other than benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code). Except as set forth in SECTION 4.11(e) OF THE DISCLOSURE SCHEDULE and in documents provided to Buyer, the Companies may amend or terminate any such plan at any time without incurring any liability thereunder other than in respect of claims incurred prior to such amendment or termination.

             (f) NO ADDITIONAL BENEFITS. Except as set forth in SECTION 4.11(f) OF THE DISCLOSURE SCHEDULE, neither the execution and delivery of this Agreement by the Company nor the consummation of the transactions contemplated hereby will
(i) result in the acceleration or creation of any rights of any person to compensation or benefits under any Benefit Plan or other compensatory arrangement, including severance pay or an increase in severance pay upon termination of employment after the date hereof, in loan forgiveness or in an obligation to fund benefits with respect to any Benefit Plan or other compensatory arrangement or (ii) except as may be provided by applicable law, limit or restrict the right of the Companies or, after the consummation of the transactions contemplated hereby, Buyer to merge, amend or terminate any of the Benefit Plans. As of the date hereof, there has been no amendment to, announcement by the Companies relating to, or change in employee participation or coverage under, any Benefit Plan which would increase materially the expense of maintaining such plan above the level of the expense incurred therefore for the most recent fiscal year.

             (g) DEFERRED COMPENSATION PLANS. All Benefit Plans that are "nonqualified deferred compensation plans" (within the meaning of Section 409A of the Code) have been maintained and administered in compliance with Section 409A of the Code and existing regulations or other guidance issued thereunder.

             (h) EMPLOYMENT AGREEMENTS. Except as set forth in SECTION 4.11(h) OF THE DISCLOSURE SCHEDULE, none of the Companies: (i) is party to any employment agreement with any of its employees, or (ii) has any severance plan or policy applicable to any of its employees.

             (i) LABOR MATTERS. Except as set forth in SECTION 4.11(i) OF THE DISCLOSURE SCHEDULE, none of the Companies is party to any collective bargaining agreements as of the date of this Agreement, and no employees of any of the Companies are members of a labor union. There is no labor strike, picketing, corporate campaign, dispute, slowdown, stoppage or lockout actually pending, or to Seller's Knowledge, threatened against any of the Companies, and during the past year there has not been any such action. Each of the Companies is currently in compliance in all material respects with all applicable federal, state and local laws relating to the employment of labor, including without limitation those related to wages, hours, collective bargaining, the withholding, collection and payment of Social Security, Unemployment Compensation and similar payroll Taxes, equal pay, workers compensation, occupational health and safety, immigration, payment of overtime and the classification of employees as overtime eligible and overtime exempt, fair labor standards, discrimination on the basis of race, age, sex, religion, color, national origin, disability and other classifications protected by applicable federal, state and local laws. There are no unfair labor practice charges or complaints pending or threatened against the Companies before the National Labor Relations Board or other Governmental Entity. There is no union organizational campaign presently in progress with respect to any employees of the Companies and there is no request or petition for union representation. There are no grievances or arbitrations pending or threatened under any collective bargaining agreement to which the Companies are a party which could involve liability, in the aggregate, in excess of $50,000. To Seller's Knowledge, there is no pending or threatened inquiry or audit from any Governmental Entity concerning the Company's compliance with any applicable federal, state or local laws relating to employment.

             (j) INDEPENDENT CONTRACTORS. Any individual engaged by the Companies or providing services to the Companies as an independent contractor has been accurately classified as an independent contractor for all purposes, including, without limitation, payroll tax, withholding, unemployment insurance, and benefits, and the Companies have no notice of any pending or threatened inquiry or audit from any Governmental Entity concerning such independent contractor status, or any pending or threatened claim by any party that any such independent contractor be reclassified as an employee for any purpose.

             (k) IMMIGRATION COMPLIANCE. The Companies maintain copies of I-9 Employment Eligibility Verification Forms for all persons it has employed, including those persons it currently employs, during the three year period ending on the date of the execution of this Agreement, and is in compliance with the Immigration Reform and Control Act of 1986, as amended, respecting such current or former employees.

         4.12 INTELLECTUAL PROPERTY. The Companies own or validly license or otherwise have the right to use all Intellectual Property essential to the Business of the Companies as currently conducted (the "COMPANY INTELLECTUAL PROPERTY"). SECTION 4.12 OF THE DISCLOSURE SCHEDULE sets forth a true and complete list of each registered item of Intellectual Property, including the registration or application number and the applicable filing jurisdiction, as well as all material unregistered intellectual property owned by the Companies. All registrations and applications for the Company Intellectual Property are subsisting, unexpired, and free and clear of any Encumbrances (except Permitted Encumbrances), and are not subject to any outstanding order, judgment, award, decree or agreement adversely affecting the use thereof by the Companies or their rights thereto. Except as set forth in
SECTION 4.12 OF THE DISCLOSURE SCHEDULE, no claims, litigations, arbitrations, oppositions, cancellations, proceedings are pending or asserted, or, to Seller's Knowledge, have been threatened in the past twelve (12) months, (a) challenging the ownership, enforceability, validity, or use by any of the Companies of any Company Intellectual Property, or (b) alleging that any of the Companies is violating, misappropriating or infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property. To Seller's Knowledge, (i) no Person is infringing the rights of the any of the Companies with respect to any Company Intellectual Property and (ii) the operation of the Business of the Companies as currently conducted and the Intellectual Property owned by the Companies do not violate, misappropriate or infringe the Intellectual Property of any other Person. The Companies have taken commercially reasonable actions to maintain and preserve the material Company Intellectual Property used in the conduct of the Business. The Companies' Software and information technology equipment operate and perform in all material respects as required by the Companies in connection with their business.

         4.13 MATERIAL CONTRACTS. SECTION 4.13 OF THE DISCLOSURE SCHEDULE contains a list of all Contracts of the types described below that are in effect as of the date of this Agreement (excluding customary purchase orders in the ordinary course of business and Contracts that may be terminated by any of the Companies, without penalty, on not more than thirty (30) days' prior notice or that have annual payments, fees or compensation, as applicable, which do not exceed $1,000,000):

             (a) any Contract between any of the Companies, on the one hand, and any employee, on the other hand, the performance of which involves payment by any of the Companies of total compensation in excess of $200,000 per year;

             (b) Indebtedness of the types described in clauses (i), (ii) or
(vi) of the definition of Indebtedness;

             (c) any equipment lease Contract of any of the Companies under which any equipment is held or used by any of the Companies;

             (d) any Contract of any of the Companies not to compete in any geography or business;

             (e) any Contract relating to the acquisition or disposition of Equity Securities, assets or any business or division (by way of merger, consolidation, purchase, sale or otherwise) of any of the Companies;

             (f) any joint venture or partnership Contract binding on any of the Companies;

             (g) any Contract that provides for the purchase of supplies or equipment;

             (h) any management agreement, partnership agreement or operating agreement to which any of the Companies is a party;

             (i) any Contract granting to any Person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any Equity Securities or assets of any of the Companies;

             (j) any collective bargaining agreement or neutrality agreement with any labor union applicable to employees of any of the Companies (including any letters or memoranda of understanding, side letters, binding grievance settlements, arbitration awards or other binding modifications or interpretations of collective bargaining agreements);

             (k) any Contract with respect to any hedging, swap, forward, future or derivative transaction or option or similar Contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or any similar transaction or any combination of these transactions;

             (l) any Contract (or group of related Contracts) requiring future payments or expenditures relating to investigation, cleanup, abatement, remediation or similar actions in connection with liabilities under Environmental Laws;

             (m) any stockholders' agreement, partnership agreement, joint venture agreement, or other Contract (however named) involving a sharing of profits, losses, costs or liabilities by any of the Companies with any other Person;

             (n) any agreement with any Governmental Entity;

             (o) any indemnification agreement with any officer or Director of the any of the Companies or of the Seller (or any of their respective family members);

             (p) any agreement limiting the rights of the Companies to use their intellectual property and any other Contract relating to Intellectual Property (except for license for commercial off-the-shelf software that has not been customized or modified for the Companies);

             (q) any material agreement with a credit card or debit card company;

             (r) any arrangement or Contract providing for the acquisition or disposition after the date of this Agreement of any assets of any of the Companies other than in the ordinary course of business;

             (s) any agreement, arrangement or contract restricting any Person from disclosing any confidential information in its possession which relates to any of the Companies; and

             (t) any other Contract to which any of the Companies is a party or by which it or its properties are bound under which the aggregate payments for a twelve (12) month period are at least $1,000,000.

The Company has heretofore made available to Buyer a true, complete and correct copy of each of the Contracts described in this Section 4.13 (the "MATERIAL CONTRACTS"), each as in effect on the date of this Agreement. None of the Companies nor, to Seller's Knowledge, any other party to a Material Contract is in default under, or in breach or violation of, nor has an event occurred that (with or without notice, lapse of time or both) would constitute a default by any of the Companies under any Material Contract, other than such defaults, breaches or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Each of the Material Contracts is a valid and binding obligation of the Company or Subsidiary party thereto and, to the Seller's Knowledge, the other parties thereto.

         4.14 LITIGATION. Except as set forth in SECTION 4.14 OF THE DISCLOSURE SCHEDULE, as of the date of this Agreement, there is no claim, action suit, investigation, hearing, arbitration or other civil, criminal or administrative investigation, proceeding, order or petition pending or, to Seller's Knowledge, threatened against any of the Companies that, (a) individually or in the aggregate, involves a claim(s) in excess of $100,000, whether or not covered by insurance, (b) involves a claim(s) for an unspecified amount which, individually or in the aggregate, would reasonably be expected to result in payment by any of the Companies of an amount in excess of $500,000 in the aggregate, (c) seeks injunctive relief which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect or (d) which, as of the date of this Agreement, questions or challenges the validity of this Agreement or any action taken or to be taken by any of the Companies pursuant to this Agreement or in connection with the transactions contemplated hereby.

         4.15 INSURANCE. SECTION 4.15 OF THE DISCLOSURE SCHEDULE sets forth a true and complete list of all insurance policies in effect as of the date of this Agreement, providing coverage with respect to the business, assets, operations, employees, officers and directors of the Companies (the "COMPANY INSURANCE POLICIES"). The Company has made available to Buyer true and complete copies of all Company Insurance Policies. As of the date of this Agreement, the Company Insurance Policies are in full force and effect and all premiums due have been paid. As of the date of this Agreement, none of the Companies has received notice of cancellation, termination or non-renewal of any Company Insurance Policy has, in the last five (5) years, been denied insurance coverage.

         4.16 COMPLIANCE WITH APPLICABLE LAWS.

             (a) COMPLIANCE GENERALLY. (i) Each of the Companies has in the past complied and is presently complying with all applicable Laws, and (ii) none of the Companies has received written notification of any asserted present or past failure to comply, or to Seller's Knowledge, has received written notice of any threatened action to do so, except where the failure to have been in compliance or to comply would not reasonably be expected to have a Material Adverse Effect.

             (b) GOVERNMENTAL APPROVALS. Each of the Companies has in full force and effect all Governmental Approvals necessary for it to acquire, own, lease or operate its assets and properties and to carry on its business as now conducted, and there has occurred no default, revocation or suspension under any such Governmental Approval, except for such failure to have such approvals or such defaults, revocations or suspensions that would not reasonably be expected to have a Material Adverse Effect.

             (c) PERMITS. TO SELLER'S KNOWLEDGE, (i) all material Permits required for the lawful operation of each Real Property and the Business of the Companies as currently conducted have been validly issued and are currently in full force and effect, (ii) each Real Property and each of the Companies is in material compliance with the terms and conditions of each Permit applicable thereto, and (iii) none of such Permits will be terminated or impaired or become terminable as a result of the Transactions, except, in each case, where the same would not reasonably be expected to have a Material Adverse Effect. True, complete and correct copies of all such Permits and all amendments and supplements thereto have been made available to Buyer prior to the date of this Agreement.

             (d) LIQUOR LICENSE. SECTION 4.16(d) OF THE DISCLOSURE SCHEDULE sets forth a complete list of each of the Liquor Licenses and the Liquor Licensee holding such Liquor License. The Liquor Licensees collectively hold all of the Liquor Licenses required for the current Liquor Operations, and all of the Liquor Licenses are currently in full force and effect. A true and complete copy of each Liquor License has heretofore been delivered or made available to Buyer. To Seller's Knowledge, the Liquor Licensees are in full compliance in all material respects with the terms, conditions and provisions of all Liquor Licenses.

             (e) GAMING LICENSES. Each of the Regulated Entities holds all Gaming Licenses necessary to operate its gaming business, and such Gaming Licenses are in full force and effect and have not been revoked or suspended, and there has been no violation under such Gaming Licenses, except for such failure to hold such licenses or revocations, suspensions or violations as would not reasonably be expected to have a Material Adverse Effect. SECTION 4.16(e) OF THE DISCLOSURE SCHEDULE sets forth a complete list of each of the Gaming Licenses and the Regulated Entity holding such Gaming License. Each of the Regulated Entities has maintained and will maintain at all times reserves for working capital, capital improvements, replacements and/or contingencies to the extent, and in the amounts, required by the Gaming Laws, including the cash reserve requirements thereunder.

             (f) NO DENIAL OR REVOCATION OF GAMING LICENSES. None of the Companies has: (i) ever applied for a casino, racing or other Gaming License in any state or other jurisdiction and been denied; (ii) experienced any revocation or failure to renew any such license; or (iii) withdrawn or not applied for any such license or renewal after being informed orally or in writing by any Governmental Entity that it would be denied such a license or renewal if it were applied for. Except as set forth in SECTION 4.16(f) OF THE DISCLOSURE SCHEDULE, Seller has no Knowledge of any facts or circumstances relating to the conduct of the Companies, or the conduct of any director, officer, employee or stockholder of any of the Companies that would reasonably be expected to cause any Gaming Authority to revoke, suspend or fail to renew their respective Gaming Licenses or take disciplinary action against any of the Companies or any director, officer, employee or stockholder thereof.

             (g) DIRECTORS', OFFICERS' AND MANAGERS' GAMING LICENSES. Each of the

Companies' respective directors, officers, managers, employees, members and stockholders hold all Governmental Approvals (including all Gaming Licenses and other authorizations under Gaming Laws and Liquor Licenses) necessary to carry on the Business of the Companies as now conducted, each of which is in full force and effect, and there has occurred no default, revocation or suspension under any such Governmental Approval.

         4.17 ENVIRONMENTAL AND SAFETY MATTERS. EXCEPT AS SET FORTH ON SECTION
4.17 OF THE DISCLOSURE SCHEDULE:

             (a) To Seller's Knowledge, each of the Companies is and has been in compliance at all times with all applicable Environmental Laws as related to the Business of the Companies, the failure to be in compliance with which would be reasonably expected to have a Material Adverse Effect, and none of the Companies has received any written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), or any corrective, investigatory or remedial obligations, arising under applicable Environmental Laws with respect to the present operations or properties of the Business of the Companies.

             (b) To Seller's Knowledge, the Companies have obtained, and are and have been in compliance at all times with all terms and conditions of, all permits, licenses, approvals, certificates and other authorizations required pursuant to Environmental Laws as related to the Business of the Companies for the occupation of their premises (owned or leased) and the conduct of their operations, where the failure to do so would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

             (c) To Seller's Knowledge, the Companies have filed, and are and have been in material compliance at all times with, all disclosures, reporting, and notifications required pursuant to Environmental Laws for the occupation of their Real Property and the conduct of their operations and Business.

             (d) The Companies have delivered or made available to Buyer true, complete and correct copies of all environmental reports, analyses, tests or monitoring commissioned by any of the Companies during the past five (5) years pertaining to any property owned, leased or operated by any of the Companies to the extent the same are in the Company's possession.

             (e) To Seller's Knowledge, none of the Companies has received any written notice that any hazardous substances that any of the Companies has disposed of, arranged for the disposal of or released at any off-site location that has resulted or could be expected to result in any of the Companies having or incurring any liability under any Environmental Law, which liability would be reasonably expected to have a Material Adverse Effect.

             (f) The Section 4.17 will not be deemed breached by virtue of the existence of matters for which Buyer is fully compensated under Section 6.4.

         4.18 STRUCTURAL AND ENGINEERING MATTERS. The Companies have delivered or made available to Buyer true, complete and correct copies of all structural or engineering reports, analyses, tests or monitoring commissioned by any of the Companies during the past five (5) years pertaining to any property owned, leased or operated by any of the Companies.

         4.19 RELATED PARTY TRANSACTIONS. Except as set forth in SECTION 4.19 OF THE DISCLOSURE SCHEDULE and except for transactions between the Companies, none of (a) Seller or any Affiliate of Seller, (b) any director or any officer of any of the Companies, and (c) any Person (other than the Companies) in which Seller, any director or any officer owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 5% of the stock of which is beneficially owned by all such Persons) (the Persons referred to in clauses (a),
(b) and (c) above are herein sometimes collectively referred to as "RELATED PARTIES") has any personal interest in (i) any contract, agreement, arrangement or understanding with, or relating to, the business or operations of, any of the Companies, (ii) any loan, arrangement, understanding, agreement or contract for or relating to indebtedness of any of the Companies, or (iii) any property (real, personal or mixed), tangible or intangible, used in the business of any of the Companies. Except for transactions between the Companies, the Companies do not have any Contract with any of their respective Affiliates.

         4.20 BROKERAGE. Except for the payment to Bear Stearns & Co., Inc., no Person will be entitled to receive any brokerage commission, finder's fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of any of the Companies for which Buyer is or could become liable or obligated.

         4.21 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties made by Seller in this Article IV, none of Seller, the Company nor any other Person makes any representation or warranty with respect to any of the Companies or their Business, operations, assets, liabilities, or financial condition, notwithstanding the delivery or disclosure to Buyer or any of its Affiliates of any documentation, forecasts or other information with respect to any one or more of the foregoing. Specifically, but without limitation, Seller makes no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to Buyer of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof), of any of the Companies.

         4.22 CHIPS OR TOKENS. The face amount of all outstanding chips or tokens for all of the gaming operations conducted by the Companies does not exceed Three Million Five Hundred Thousand Dollars ($3,500,000).

V.       REPRESENTATIONS AND WARRANTIES OF BUYER.

         Except as set forth in the Disclosure Schedule, Buyer hereby represents and warrants to Seller, as of the date of this Agreement as set forth in this
Article V. Although the Disclosure Schedule, for convenience, shall set forth specific reference to the particular Section or subsection of this Agreement to which the information set forth in the Disclosure Schedule relates, any information set forth in the Disclosure Schedule shall be deemed to apply to this Article V in its entirety. The mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, or would reasonably be expected to have, a Material Adverse Effect.

         5.1 INCORPORATION; POWER AND AUTHORITY. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, and has all necessary power and authority to execute, deliver and perform its obligations under this Agreement. Buyer is duly qualified to do business as a foreign limited liability company in each jurisdiction in which its failure to be so qualified would be reasonably expected to have a Material Adverse Effect.

         5.2 VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized by all necessary limited liability company action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the Remedies Exception.

         5.3 NO BREACH; CONSENTS. The execution, delivery and performance of this Agreement by Buyer will not (a) contravene any provision of the Organizational Documents or authorizing resolutions of Buyer; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event that would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, materially increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract, Law, Governmental Order or Governmental Authorization, that is either binding upon or enforceable against or held by Buyer; or (d) as of the Closing Date, require any Governmental Authorization applicable to Buyer, except for Buyer Required Consents and Governmental Authorizations that are listed in SECTION 5.3 OF THE DISCLOSURE SCHEDULE.

         5.4 BROKERAGE. No Person will be entitled to receive any brokerage commission, finder's fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Buyer for which Seller is or could become liable or obligated.

         5.5 INVESTMENT INTENT. Buyer is acquiring the Company Membership Interests for its own account for investment purposes, and not with a view to the distribution thereof.

         5.6 GAMING LICENSES. Neither Buyer nor, to the Knowledge of Buyer, any Affiliate of Buyer has ever made any application for a Gaming License and been denied such Gaming License, and Buyer has no reason to believe that all Gaming Licenses necessary for it to purchase the Company Membership Interests, otherwise consummate the transactions contemplated by this Agreement and operate the Business immediately after the Closing will not be obtained in the ordinary course and without unusual delay or expense.

         5.7 NO PROHIBITION. Neither the execution, delivery or performance of this Agreement to which Buyer is a party, nor the consummation of any of the transactions contemplated by this Agreement, will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer, to suffer any material adverse consequence under any Law or Governmental Order then applicable.

         5.8 TAX MATTERS. Buyer is not an entity that is taxable as a corporation for federal income tax purposes and has no plans (as of the date hereof and as of the Closing Date) to (1) convert to or elect to become a corporation for federal income tax purposes or (2) contribute any of the Company Membership Interests or any of the assets of the Companies (including any Membership Interests in any of the Companies) to an entity that is taxable as a corporation for federal income tax purposes.

         5.9 NO ADDITIONAL REPRESENTATIONS. Buyer acknowledges that the Company has not made, nor shall the Company be deemed to have made, nor has Buyer relied on, any representation, warranty, covenant or agreement, express or implied, with respect to any of the Companies, the Business or the transactions contemplated by this Agreement, other than those explicitly set forth in this Agreement.

VI.      COVENANTS

         6.1 CONDUCT OF BUSINESS PRIOR TO THE CLOSING.

             (a) Prior to the Closing, except for the distribution of the Excluded Assets or as otherwise expressly contemplated by the Tax Allocation Agreement and by this Agreement, without the prior consent of Buyer (which consent will not be unreasonably withheld, conditioned or delayed), the Seller will cause each of the Companies to conduct its business in the ordinary course of business, consistent with past practice. For the avoidance of doubt, the Parties acknowledge and agree that payments under the Tax Allocation Agreement are not prohibited by this Agreement.

             (b) Without limiting the generality of Section 6.1(a), prior to the Closing Date or the earlier termination of this Agreement pursuant to Article VIII hereof, except as set forth in SECTION 6.1(B) OF THE DISCLOSURE SCHEDULE or as expressly contemplated by this Agreement, unless the Buyer has previously consented in writing thereto (which consent will not be unreasonably withheld, conditioned or delayed, other than in the case of clauses (iii), (vi), (vii),
(x), (xi), (xii), (xiv), (xvi) and (xix), in which cases Buyer may withhold its consent in its sole discretion), the Seller will cause none of the Companies to:

                  (i) declare or make any distribution in respect of the equity ownership of any of the Companies, other than distributions required to be made pursuant to the Tax Allocation Agreement or with respect to the Excluded Assets;

                  (ii) incur any Indebtedness of the types described in clauses
     (i), (ii) and (vi) of the definition of the Indebtedness other than (A) Indebtedness incurred in the ordinary course of business that is included within the Indebtedness to be Discharged, including Indebtedness incurred under the Credit Agreement, and (B) current liabilities incurred in the ordinary course of business that are deducted from the Purchase Price pursuant to Section 2.2 hereof;

                  (iii) (A) other than (y) dispositions of equipment or inventory in the ordinary course of business and (z) the Excluded Assets, transfer or dispose of any property or assets having a value in excess of $250,000 in the aggregate, (B) merge into or with or consolidate with any other entity, (C) grant, create, assume or permit to be created any material mortgage or security interest or create any material Encumbrance, easement, covenant, condition, right of way or restriction on any material property or assets, other than Permitted Encumbrances, or (D) other than in the ordinary course of business, cancel any debts owed to or claims held by any of the Companies;

                  (iv) make, authorize or agree to make any capital expenditures outside of the ordinary course of business or expenditures contemplated by the Company's 2007 budget and approved development plans, as delivered to Buyer prior to the date of this Agreement, or the Company's 2008 budget and development plans approved by the Company's board of managers;

                  (v) other than in the ordinary course of business, enter into, amend, extend, modify, or consent to the early termination of any Material Contract or lease or waive, release or assign the rights of any of the Companies thereunder (other than to any other of the Companies);

                  (vi) engage in any transactions with, or enter into any Contracts with, any Affiliates of the Company (other than Contracts among any of the Companies), except consistent with past practice or to the extent required by Law or any existing agreements;

                  (vii) except as required pursuant to existing plans, policies or agreements in effect prior to the date of this Agreement and set forth in SECTION 4.12 OF THE DISCLOSURE SCHEDULE, or as otherwise required by applicable Law, (A) grant, pay or provide any severance, retention or termination payments or benefits to any director, officer or employee of any of the Companies, except as consistent with past practice, (B) except for travel and expense advances in the ordinary course of business and loans to employees aggregating less than $50,000, loan or advance money or other property to any of employee, officer, director, or former employee, officer or director, (C) increase the compensation, bonus, welfare, severance or other payments or benefits of, pay any bonus to, or make any new Equity Securities-based awards to any director, officer or employee of any of the Companies, except as consistent with past practice, (D) establish, adopt, amend or terminate any Benefit Plan, including any severance plan (other than to provide for the acceleration of benefits upon a Change of Control under the Management Incentive Plan of the Company), except as set forth in SECTION 4.11 OF THE DISCLOSURE SCHEDULE and except for any amendment which does not increase the expense to the Companies under, or limit the ability of the Companies to terminate, any Benefit Plan, or (E) take any action to accelerate the vesting or payment, or fund or in any other way secure the payment, of compensation or benefits under any Benefit Plan, to the extent not already provided in any such Benefit Plan;

                  (viii) agree to amendments or modifications to collective bargaining agreements (including successor collective bargaining agreements) except upon commercially reasonable terms which have been reviewed and approved in advance by Buyer, which approval shall not be unreasonably withheld and which approval shall be provided in a manner so as to permit the Companies to fulfill their obligations to bargaining in good faith where required prior to the Closing Date;

                  (ix) engage in any employment practices, including hiring and firing or redeploying of employees, or significantly increase the number of employees, other than in the ordinary course of business;

                  (x) make any amendment to its Organizational Documents;

                  (xi) repurchase any shares of capital stock or other equity interests;

                  (xii) issue or sell any capital stock or other equity interests or options, warrants, calls, subscriptions or other rights to purchase any capital stock or other equity interests of any of the Companies or reclassify, split, combine, subdivide or amend the terms of the capital stock or other Equity Securities of any of the Companies currently outstanding;

                  (xiii) pay, discharge, satisfy, settle or compromise any claim, litigation or any legal proceeding, except for a discharge, satisfaction, settlement or compromise involving less than $2,500,000, including all fees, costs and expenses associated therewith, but excluding from such amounts any contribution from any insurance company or other parties to the litigation;

                  (xiv) fail to replace or renew the Company Insurance Policies or fail to pay any premiums due and owing under such policies;

                  (xv) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) used by it unless recommended by the Company's independent public auditors or required by applicable law or GAAP;

                  (xvi) make or amend any Tax election, change or consent to change the method of accounting of any of the Companies for Tax purposes unless a change in the method of accounting is required by the Company's independent public auditors or is required by applicable Law or GAAP, file any amended Tax Return or enter into any settlement or compromise of any Tax liability or Tax contest of any of the Companies, which settlement or compromise would result in any payment by any of the Companies or receipt by any of the Companies in excess of $100,000;

                  (xvii) transfer, cancel, dispose of, license or permit to abandon, invalidate or lapse, any rights in, to or for the use of any material Intellectual Property;

                  (xviii) materially reduce the amount or scope of property or general liability coverage under any insurance currently maintained with respect to the Real Property;

                  (xix) voluntarily change or attempt to change the current zoning of any Real Property;

                  (xx) defer routine maintenance of any Real Property, improvements or furniture, fixtures and equipment;

                  (xxi) materially reduce current sales and marketing efforts with respect to the Business of the Companies and the Real Property or materially change the terms of any loyalty or other customer inducement plans currently in place (other than changes consistent with past practice); or

                  (xxii) agree or consent to take any of the actions described in sub-clauses (i) through (xxi) above.

             (c) Prior to making any written or oral communications to the directors, officers or employees of the Companies or any of their Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Seller shall cause the Company to provide Buyer with a copy of the intended communication, Buyer shall have three (3) Business Days to review and comment on the Company's proposed communication, and the Seller shall cause the Company to include any requested changes proposed by Buyer that are reasonably acceptable to the Company.

             (d) Prior to the Closing, Seller shall take all action necessary or advisable to pay in full (from Seller's own funds) the Senior Secured Notes and the amounts outstanding under the Credit Agreement (including any interest or prepayment penalty or premium) and discharge any Encumbrances with respect thereto against any of the assets of the Companies.

         6.2 ACCESS TO INFORMATION; CONFIDENTIALITY. Upon reasonable notice and subject to the terms of the Confidentiality Agreement, dated March 7, 2007, between the Company and Buyer, as the same may be amended, supplemented or modified (the "CONFIDENTIALITY AGREEMENT"), the Seller shall cause the Company and each of the other Companies to afford to Buyer and to the officers, employees, accountants, financing sources, counsel and other representatives of Buyer reasonable access, during normal business hours during the period prior to the Closing Date, to all their respective properties, books, contracts, commitments and records, and during such period, the Company shall (and shall cause each of the other Companies to) make available to Buyer all information concerning its business, properties and, personnel as Buyer may reasonably request; provided, however, that such access and information shall only be provided to the extent that such access or the provision of such information would not violate applicable Law; provided, further, that the foregoing shall not require the Company (i) to permit any inspection, or to disclose any information, that, in the reasonable judgment of the Company, would result in the disclosure of any trade secrets of third Persons or violate any of its obligations with respect to confidentiality, (ii) jeopardize the protection of an attorney-client privilege or (iii) to disclose any privileged information of any of the Companies. All requests for information made pursuant to this Section
6.2 shall be directed to an executive officer of the Company or such Person as may be designated by the Company's executive officers. Except for disclosure expressly permitted by the Confidentiality Agreement, Buyer shall hold, and shall cause its officers, directors, employees, accountants, counsel, financial advisors and other representatives to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the terms of the Confidentiality Agreement. The Confidentiality Agreement shall survive any termination of this Agreement. In the event of a termination of this Agreement for any reason, Buyer shall promptly return or destroy, or cause to be returned or destroyed, all nonpublic information so obtained from any of the Companies and any copies made of such documents for Buyer, and Buyer shall promptly thereafter provide Seller with a written certification of such destruction. No investigation by Buyer shall diminish or obviate any of the representations, warranties, covenants or agreements of the Seller or any of the Companies contained in this Agreement.

         6.3 TAX MATTERS.

             (a) Responsibility for Taxes and Tax Returns. Buyer shall prepare and file all Tax Returns that are required to be filed by or with respect to the Companies for any taxable period that ends after the Closing Date and shall pay any Taxes due in respect of such Tax Returns (the "BUYER RETURNS"). Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Companies for taxable periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns (the "SELLER RETURNS). Seller shall pay Buyer, with respect to Buyer Returns, the Taxes for which Seller is liable pursuant to this Section 6.3, at least ten (10) Business Days prior to the due date for the filing of the relevant Buyer Return.

             (b) SELLER LIABILITY. Seller shall be liable for all Taxes (including, without limitation, any obligation to contribute to the payment of a tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Companies) resulting from the Companies ceasing to be a member of the Seller Group or imposed on the Companies or for which the Companies may otherwise be liable for any taxable period that ends on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable year ending on and including the Closing Date. Notwithstanding the preceding sentence, Seller shall not be responsible for (1) any transfer or similar Taxes that become payable in connection with the transactions contemplated by this Agreement, the sole responsibility for which is provided for in Section 6.3(g), (2) any Taxes for any taxable period or portion thereof ending on the Closing Date imposed on Seller, the Seller Group or the Companies directly resulting from any transaction or action engaged in (or election made) by Buyer or the Companies occurring after the effective time of the Closing other than actions (or elections) explicitly contemplated by this Agreement; and
(3) any Taxes that are included as Current Liabilities in the calculation of Closing Net Working Capital.

             (c) REFUNDS. The Seller shall be entitled to any refund of Taxes of the Companies received for any periods ending on and including the Closing Date net of recovery costs incurred by the Companies and subject to offset for amounts due by Seller to Buyer hereunder.

             (d) BUYER LIABILITY. Buyer shall be liable for the Taxes of the Companies for any taxable period that begins after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date. The Buyer shall be entitled to any refund of Taxes of the Companies received for any periods beginning after the Closing Date.

             (e) TAXES FOR SHORT TAXABLE YEAR. For purposes of Sections 6.3(b) and (c), whenever it is necessary to determine the liability for Taxes of the Companies for a portion of a taxable period that begins before and ends after the Closing Date, the determination of the Taxes of the Companies for the portion of the period ending on, and the portion of the period beginning after, the Closing Date shall be determined by assuming that each of the Companies had a taxable period which ended at the close of the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a daily basis.

             (f) INTENTIONALLY OMITTED.

             (g) TRANSFER TAXES. All real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp Taxes, and transfer, recording, registration and other fees and any similar Taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interest, penalties or additions to Tax) shall be borne by the Buyer.

             (h) CONTEST PROVISIONS.

                (i) Buyer shall promptly notify Seller in writing upon receipt by Buyer, any of its Affiliates or the Companies of notice of any pending or threatened federal, state, local or foreign Tax assessments which may materially affect the tax liabilities of the Companies for which Seller would be required to indemnify Buyer pursuant to this Section 6.3, provided that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder except to the extent such failure to comply directly and materially prejudices Seller's or the Companies' right to contest such assessments. Seller shall have the sole right to represent the Companies' interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Closing Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, Seller shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of the Buyer or the Companies for any period after the Closing Date to any material extent (including, but not limited to, the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Buyer. Such consent shall not be unreasonably withheld, conditioned or delayed, and shall not be necessary to the extent that Seller has indemnified the Buyer against the effects of any such settlement.

                  (ii) Seller shall be entitled to participate at its expense in the defense of any claim for Taxes for a period ending after the Closing Date which may be the subject of indemnification by Seller pursuant to
     Section 9.2 and, with the written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed, and at its sole expense, may assume the entire defense of such Tax claim. Neither Buyer nor any of the Companies may agree to settle any Tax claim for the portion of the period ending on the Closing Date which may be the subject of indemnification by Seller under Section 9.2 without the prior written consent of Seller, which consent shall not be unreasonably withheld, conditioned or delayed.

             (i) Tax-Sharing Arrangements. Seller shall cause the Tax Allocation Agreement to be terminated as of the Closing Date, and, after the Closing Date, the Companies shall not be bound thereby or have any liability thereunder or under any tax-sharing arrangement.

             (j) Final Purchase Price Allocation. Seller and Buyer will cause their respective accountants to negotiate in good faith and jointly to determine
(A) by the Closing Date, a tentative allocation of the Purchase Price ("TENTATIVE PURCHASE PRICE ALLOCATION") among the assets of Seller, making reasonable assumptions with respect to items requiring adjustments pursuant to Sections 2.2(a)(ii)-(iv) and 2.2(d); and (B) within sixty (60) days of the determination of the Final Closing Balance Sheet, a final allocation ("FINAL PURCHASE PRICE ALLOCATION") of the Purchase Price among the assets of the Seller, including any final adjustments to the Tentative Purchase Price Allocation, in each case of (A) and (B) in a manner consistent with Section 1060 of the Code and the Treasury Regulations thereunder or, where applicable, similar provisions of state, local or foreign Law. If the respective accountants of Seller and Buyer are not able to jointly determine those matters described in clauses (A) and (B) immediately preceding within the time period prescribed respectively therein, then the Neutral Auditor serving, or if not then serving, then the Neutral Auditor to be appointed under Section 2.2(d), shall make such determinations and such determinations shall be legally binding on Buyer and Seller. Buyer and Seller shall share the cost of the Neutral Auditor equally. The Parties agree (x) on and from the date on which the Tentative Purchase Price Allocation is determined until (but excluding) the date on which the Final Purchase Price Allocation is determined, to rely for Tax reporting purposes on the Tentative Purchase Price Allocation subject to the adjustments described in clause (B) immediately preceding, and (y) on and from the date on which the Final Purchase Price Allocation is determined, to file all Tax Returns in accordance with the Final Purchase Price Allocation. The Parties acknowledge and agree that the only differences between the Tentative Purchase Price Allocation and the Final Purchase Price Allocation will be items requiring adjustments pursuant to Sections 2.2(a)(ii)-(iv) and 2.2(d).

             (k) ADJUSTMENT TO PURCHASE PRICE. Any payment by Buyer or Seller under this Section 6.3 will be an adjustment to the Purchase Price.

             (l) ASSISTANCE AND COOPERATION. After the Closing Date, each of Seller and Buyer shall:

                  (i) cooperate and cause their respective Affiliates cooperate with the other Party in preparing any Tax Returns or reports which such other Party is responsible for preparing and filing in accordance with
     Section 6.3(a);

                  (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Companies;

                  (iii) make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Companies;

                  (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Companies for taxable periods for which the other may have a liability under this Section 6.3; and

                  (v) furnish the other with copies of all correspondence received from any Governmental Entity in connection with any Tax audit or information request with respect to any such taxable period.

                     (m) SURVIVAL OF OBLIGATIONS. The obligations of the Parties set forth in this Section 6.3 shall be unconditional and absolute and shall remain in effect until ninety (90) days after the expiration of the relevant statute of limitations for Tax purposes with respect to the underlying Tax claim.

             (n) INCOME TAX ASSETS AND LIABILITIES. The Parties acknowledge and agree that the current and deferred income tax assets and liabilities of the Companies on the Closing Date, as determined in accordance with GAAP, shall be retained by, and be the responsibility of, Seller.

         6.4 ENVIRONMENTAL MATTERS.

             (a) Seller and Buyer will jointly direct an independent certified environmental manager (the "CEM") in the State of Nevada, which will be either Terracon or ERM or another CEM mutually reasonably acceptable to Buyer and Seller to conduct phase I and, as appropriate, phase II environmental site assessments for Owned Real Property to determine the environmental condition of such property. As part of these assessments, the CEM shall, under the joint direction of Seller and Buyer, provide an estimate of any probable environmental remediation costs at each Owned Real Property ("ENVIRONMENTAL REMEDIATION ESTIMATE").

             (b) Seller shall be responsible for up to $10,000,000 of the Environmental Remediation Estimate and, in Seller's sole discretion, shall either (A) undertake such remediation up to a maximum of $10,000,000, or (B) pay to Buyer 110% of the Environmental Remediation Estimate.

             (c) If the Environmental Remediation Estimate is in excess of $10,000,000, then Seller, in its sole discretion, may (A) undertake such remedial action up to the Environmental Remediation Estimate, or (B) pay to Buyer 110% of the Environmental Remediation Estimate or (C) terminate this Agreement by delivering a notice that it wishes to terminate this Agreement effective as of the date that is fifteen (15) Business Days after Seller receives such notice; provided, however, that Buyer may elect, by giving notice on or prior to the effective date of Seller's notice of its intent to terminate the Agreement, to pay all costs of remediation in excess of $10,000,000, in which case this Agreement shall not be terminated and shall remain in full force and effect.

             (d) Other than as specifically provided for herein or pursuant to the representations in Section 4.17, Buyer shall have no recourse to Seller for any environmental costs or liabilities addressed by this Section 6.4.

         6.5 PARTIES' EFFORTS. Each of Seller and Buyer will use its commercially reasonable efforts to cause the conditions set forth in Sections
7.1 and 7.2 to be satisfied and to consummate the transactions contemplated by this Agreement as soon as reasonably possible and in any event prior to the Closing Date and to provide such other documents as the other Party may reasonably request for the purpose of facilitating the consummation of the transactions contemplated by this Agreement.

         6.6 INTENTIONALLY OMITTED.

         6.7  INTENTIONALLY OMITTED.

         6.8  INTENTIONALLY OMITTED.

         6.9 PUBLIC ANNOUNCEMENTS. The initial press release issued by Buyer and Seller concerning this Agreement and the transactions contemplated hereby shall be a joint press release mutually agreed upon by the Parties, and, thereafter, Buyer and Seller shall consult with each other and obtain each other's consent before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and consent, except as may be required by applicable Law (including federal or state securities law).

         6.10 SUPPLEMENTAL SCHEDULES. Each of Buyer and Seller (for purposes of this Section 6.10, the "UPDATING PARTY") will have the right (but will not be required) to notify the other Party at any time prior to the Closing Date of any development not within the reasonable control of the Updating Party that first arises after the date of this Agreement if the existence of such development would be reasonably expected to cause the conditions in Section 7.1(a) or
Section 7.2(a) hereof, as the case may be (a "DEVELOPMENT"), not to be satisfied. Such notice of a Development will contain an update of the applicable sections of the Disclosure Schedules, either by amending existing sections or adding additional sections (an "UPDATE"). The Updating Party shall promptly provide to the other Party any information or documentation reasonably requested by the other Party in order to evaluate the Development, and, if the Update is provided less than five (5) Business Days before the Outside Date, the Outside Date will be extended until five (5) Business Days after the Update to afford the other Party an opportunity to review such information. After receiving the Update, the other Party will have five (5) Business Days to terminate this Agreement pursuant to Section 8.1(b)(i) or 8.1(c)(i), as applicable, by providing written notice to the Updating Party, with such termination being the sole remedy relating to matters set forth in the Update, and, if the other Party does not terminate the Agreement within such period, the Update will amend the Disclosure Schedule of the Updating Party and shall be effective to qualify the representations and warranties of the Updating Party contained in this Agreement, and to cure any misrepresentation or breach of warranty that would have existed hereunder had the Update not been provided.

         6.11 OBLIGATION TO OBTAIN GOVERNMENT APPROVALS.

             (a) PROCEDURES. The Parties acknowledge that this Agreement and the transactions contemplated hereby are subject to the review and approval of the applicable Gaming Authorities and Antitrust Authorities. Each of Seller and Buyer shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all applications, requests, notices, reports and other documents required to be filed by such Party with any Governmental Entity with respect to the transactions contemplated by this Agreement and to submit promptly any additional information requested by any such Governmental Entity. Each of Seller and Buyer shall have the right to consult with the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to the other Party and any of its Affiliates that appears in any filing made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, each of Seller and Buyer shall supply the other Party with copies of all written correspondence between such Party or any of its representatives and Governmental Entities with respect to Governmental Approvals. Each of Seller and Buyer shall promptly notify the other Party upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such Party to reasonably believe that there is a reasonable likelihood that such consent or approval from such Governmental Entity will not be obtained or that the receipt of any such consent or approval will be withheld, conditioned or delayed.

             (b) REASONABLE EFFORTS. Each of Seller and Buyer shall use its best efforts to take, or cause to be taken, all actions reasonably necessary to (i) defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement and (ii) prevent the entry by any Governmental Entity of any Governmental Order challenging this Agreement or the consummation of the transactions contemplated by this Agreement, appealing as promptly as possible any such Governmental Order and having any such Governmental Order vacated or reversed.

             (c) ASSISTANCE TO BUYER. Except as expressly set forth in this
Section 6.11, Seller shall have no obligation or affirmative duty under this Agreement to obtain or assist Buyer in obtaining any Governmental Approval required by Buyer to consummate the transactions contemplated by this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, Seller shall have no obligation or affirmative duty under this Agreement to operate the Business after the Closing

         6.12 GAMING LAWS AND GAMING LICENSES. In addition to satisfying its obligations under Section 6.11, Buyer shall use all reasonable efforts to obtain any Gaming Licenses or any other Governmental Approval from any Gaming Authority or other Governmental Authority necessary or desirable to consummate the transactions contemplated in this Agreement and to permit Buyer to operate the Business after the Closing. Buyer shall, and shall cause its members, directors and officers to, promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all Governmental Approvals required under applicable Gaming Laws and to comply with the terms and conditions of all such Governmental Approvals under Gaming Laws. Buyer shall, and shall cause its directors, managers, officers, stockholders, members and employees to, file, within thirty (30) days after the date of this Agreement, all required initial applications and documents in connection with obtaining the Governmental Approvals required under applicable Gaming Laws and shall act reasonably and promptly thereafter in responding to additional requests and comments in connection therewith.

         6.13 HSR ACT; FILINGS AND COOPERATION. In addition to satisfying its obligations under Section 6.11, each of Seller and Buyer shall, promptly after the date of this Agreement (but in no event later than twenty (20) days after the date of this Agreement), prepare and file the notifications required under the HSR Act in connection with the transactions contemplated by this Agreement. Buyer and Seller shall thereafter respond as promptly as practicable to any inquiries or requests received from the U.S. Federal Trade Commission or the U.S. Department of Justice or any state attorney general or other Governmental Entity (collectively, the "ANTITRUST

AUTHORITIES") for additional information or documentation in connection with antitrust or related matters. Each of Buyer and Seller shall (i) give the other Party prompt notice of the commencement of any legal proceeding by or before any Antitrust Authority with respect to the transactions contemplated by this Agreement, (ii) keep the other Party informed as to the status of any such legal proceeding and (iii) promptly inform the other Party of any communication to or from any Antitrust Authority regarding the transactions contemplated by this Agreement. Buyer and Seller will consult and reasonably cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any legal proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Antitrust Authority or by any legal requirement, in connection with any legal proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar legal proceeding, each of Seller and Buyer will permit authorized representatives of the other Party to be present at each meeting or conference relating to any such legal proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Antitrust Authority in connection with any such legal proceeding.

         6.14 HSR / GAMING BEST EFFORTS. Buyer shall use its HSR / Gaming Best Efforts (as defined below) to obtain any approval from any Antitrust Authority or Gaming Authority or to prevent the initiation of any lawsuit by any Antitrust Authority or Gaming Authority under any antitrust or competition law or Gaming Law or to prevent the entry of any decree, judgment, injunction preliminary or permanent, or any order that would prohibit or otherwise make the transactions contemplated by this Agreement unlawful. For purposes of this Section 6.14, "HSR / GAMING BEST EFFORTS" means that Buyer shall use its best efforts, but that such best efforts shall be limited to only the following actions: (i) licensing or otherwise making available to any Person on commercially reasonable terms, any technology or other Intellectual Property rights of Buyer (including, but not limited to, those that would be owned, directly or indirectly, by Buyer after the Closing but specifically excluding any names commonly used at the properties such as "Arizona Charlie's", "Stratosphere" and "Aquarius"); (ii) holding separate any assets or operations (either before or after the Closing
Date) of Buyer or its Affiliates (including, but not limited to, those that would be owned, directly or indirectly, by Buyer or its Affiliates after the Closing); or (iii) making reasonable changes or modifications to any course of conduct or otherwise making any reasonable commitment (to any Governmental Entity or otherwise) regarding future operations of Buyer's or its Affiliates' business ("REMEDIAL ACTION"). Without limitation, HSR / Gaming Best Efforts shall also include defending any action or proceeding instituted (or threatened to be instituted) challenging the transactions contemplated by this Agreement as violative of any antitrust or competition law, or if any decree, judgment, injunction or other order is entered, enforced or attempted to be entered or enforced by a court or other Governmental Entity, which decree, judgment, injunction or other order would make the transactions contemplated by this Agreement illegal or would otherwise prohibit, prevent, restrict, impair or delay consummation of the transactions contemplated hereby and taking any reasonable action to contest or resist any such action or proceeding or to have vacated, lifted, reversed or overturned any such decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevent or restricts consummation of the transactions contemplated by this Agreement or to have such decree, judgment, injunction or other order repealed, rescinded or made inapplicable so as to permit consummation of the transactions contemplated by this Agreement.

         6.15 MANDATORY CAPITAL IMPROVEMENTS. Seller hereby covenants and agrees to fund the amounts for the capital expenditures set forth and described on
SECTION 6.15 OF THE DISCLOSURE SCHEDULE (the "MANDATORY CAPITAL IMPROVEMENT COSTS") on or prior to the Closing Date. In the event that Seller does not fund all of the Mandatory Capital Improvement Costs as of the Closing Date, then such remaining Mandatory Capital Improvement Costs shall be deducted from the Initial Purchase Price as set forth in Section 2.2(a).

         6.16 FINANCIAL STATEMENTS. Seller will provide Buyer, as and when available, monthly operating statements, quarterly and annual financial statements and such other financial reports and statements as are routinely provided to the Companies' shareholders or boards of directors.

         6.17 LIMITED LIABILITY COMPANY CONVERSION. Notwithstanding anything to the contrary in this Agreement, prior to Closing, Seller will, unless it is unable to obtain gaming or other regulatory approval, cause each of the Companies that is taxed as a corporation to be converted (whether by merger, statutory conversion or otherwise) into a limited liability company that will be a DRE for income tax purposes. If Seller is not able to cause such conversion due to its inability to obtain any required gaming or other regulatory approval, at Buyer's election, Buyer may either terminate this Agreement (in which case neither Party will have any liability to the other) or elect to restructure (in a manner reasonably acceptable to Seller) the transactions contemplated hereby so as to carry out the intentions of the Parties as closely as possible to the terms of this Agreement and in a manner that does not impose tax consequences on Buyer or Seller that are less favorable than would result from the transactions as currently contemplated had Seller fully complied with this covenant. Any failure to comply with this covenant, other than as a result of Seller's inability to obtain a required gaming or other regulatory approval, shall be deemed a material breach of this Agreement by Seller.

         6.18 TITLE INSURANCE. Buyer agrees to use its best efforts to obtain the title insurance policies described in Section 4.9(c).

         6.19 STAY BONUSES. The approximate Five Million Dollars ($5,000,000.00) in "stay bonuses" and any change in control retention bonuses or similar payments under The American Casino Entertainment Properties Key Employee Plan and the employment agreements for certain key management employees, including Richard P. Brown and Denise Barton, set forth in SECTION 4.11(h) OF THE DISCLOSURE SCHEDULE, shall be an obligation of Seller, whenever paid.

VII.     CONDITIONS TO CLOSING

         7.1 CONDITIONS TO BUYER'S OBLIGATIONS. The obligation of Buyer to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver by Buyer in its sole discretion, in whole or in part, of each of the following conditions at or prior to the Closing:

             (a) The representations and warranties set forth in Articles III and IV shall be true and correct in all respects without giving effect to qualifications contained therein as to materiality or Material Adverse Effect, at and as of the Closing Date, as though then made and as though the Closing Date has been substituted for the date of this Agreement in such representations and warranties, except that any representation or warranty expressly made as of a specified date (including the date of this Agreement) will only need to have been true on and as of such date, except where any such failures to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

             (b) Seller will have performed and complied with each of its covenants and agreements contained in this Agreement in all material respects, including, without limitation, (i) the covenant in Section 6.17 and (ii) the obligation in the second sentence in Section 2.2(a) to repay in full all Indebtedness to be Discharged; provided, however, that in the event that the condition in this clause (ii) is not satisfied on the date when the other conditions in this Section 7.1 have been satisfied, Seller may extend the Closing Date to a date not later than February 28, 2008;

             (c) Each Seller Required Consent will have been obtained and will be in full force and effect;

             (d) Each Buyer Required Consent will have been obtained and will be in full force and effect;

             (e) No order or injunction will be in effect that prevents consummation of any of the transactions contemplated by this Agreement;

             (f) No Law prohibiting or rendering illegal the performance of this Agreement or the Closing shall have been, after the date hereof, adopted, promulgated or issued or entered;

             (g) No Material Adverse Effect shall have occurred after the date of this Agreement;

             (h) Seller and the Company will have tendered for delivery simultaneously with the Closing each of the agreements, certificates, instruments and other documents that it is obligated to deliver pursuant to
Section 2.3(b)(i), and such agreements so delivered will be in full force and effect;

             (i) Buyer will have received a title insurance policy in a face amount equal to the Initial Purchase Price insuring that the Companies have title to the Owned Real Property in a manner that complies with the representation set forth in Section 4.9(c); provided that this Section 7.1(i) will not be applicable unless Buyer has complied with its obligations under
Section 6.18; and

             (j) All Governmental Approvals required to consummate the transactions contemplated hereby shall have been obtained (including under Gaming Laws and the HSR Act), all such approvals shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired.

         7.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligation of Seller to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver, in whole or in part, of each of the following conditions at or prior to the Closing:

             (a) The representations and warranties set forth in Article V shall be true and correct in all respects without giving effect to qualifications contained therein as to materiality or Material Adverse Effect, at and as of the Closing Date, as though then made and as though the Closing Date has been substituted for the date of this Agreement in such representations and warranties, except that any representation and warranty expressly made as of a specified date (including the date of this Agreement) will only need to have been true on and as of such date, except where any such failures to be true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

             (b) Buyer will have performed and complied with each of its covenants and agreements contained in this Agreement in all material respects;

             (c) Buyer will have tendered for delivery simultaneously with the Closing each of the agreements, certificates, instruments and other documents that Buyer is obligated to deliver and cause to have delivered pursuant to
Section 2.3(b)(ii) and such agreements so delivered will be in full force and effect;

             (d) Each Seller Required Consent will have been obtained and be in full force and effect;

             (e) Each Buyer Required Consent will have been obtained and be in full force and effect;

             (f) No order or injunction will be in effect that prevents consummation of any of the transactions contemplated by this Agreement;

             (g) No Law prohibiting or rendering illegal the performance of this Agreement or the Closing shall have been, after the date hereof, adopted, promulgated or issued or entered;

             (h) [Intentionally Omitted];

             (i) All Governmental Approvals required to consummate the transactions contemplated hereby shall have been obtained (including under Gaming Laws and the HSR Act), all such approvals shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired; and

             (j) All right, title and interest in the Excluded Assets shall have been conveyed (which conveyance may be by way of dividend or other transfer without consideration) to a Person other than one of the Companies.

VIII. TERMINATION

         8.1 TERMINATION. This Agreement may be terminated prior to the Closing:

             (a) by the mutual written consent of Buyer and Seller;

             (b) by Seller, if:

                  (i) Buyer has breached any representation or warranty of Buyer, or failed to comply with any covenant or agreement of Buyer, contained in this Agreement, which breach or failure to comply, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the condition set forth in
     Section 7.2(a) or (b), and such breach or failure has not been waived by Seller or cured by the Outside Date; or

                  (ii) the transactions contemplated by this Agreement have not been consummated on or before Outside Date or such later date to which the Parties may agree; provided that Seller will not be entitled to terminate this Agreement pursuant to this Section 8.1(b)(ii) if Seller is not in compliance with its obligations under this Agreement and such breach or failure has not been waived by Buyer or cured by Seller prior to the date of such termination; or

                  (iii) Seller elects to terminate pursuant to Section 6.4.

             (c) by Buyer, if:

                  (i) Seller has breached any representation or warranty of Seller, or failed to comply with any covenant or agreement of Seller, contained in this Agreement, which breach or failure to comply, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the condition set forth in
     Section 7.1(a) or (b), and such breach or failure has not been waived by Buyer or cured by the Outside Date; or

                  (ii) the transactions contemplated by this Agreement have not been consummated on or before the Outside Date or such later date to which the Parties may agree; provided, that Buyer will not be entitled to terminate this Agreement pursuant to this Section 8.1(c)(ii) if Buyer is not in compliance with its obligations under this Agreement and such breach or failure has not been waived by Seller or cured by Buyer prior to the date of such termination.

         The Party desiring to terminate this Agreement pursuant to Sections 8.1(b) or 8.1(c) shall give notice of such termination to the other Party in accordance with Section 10.3.

         8.2 EFFECT OF TERMINATION.

             (a) PAYMENT BY BUYER. In the event of termination of this Agreement by Seller pursuant to Sections 8.1(b)(i) or (ii), and the conditions set forth in Sections 7.1(a), (b), (c), (e) (other than an order or injunction due to a failure to obtain Buyer Required Consents), (f), (g), (h) and (i) have been satisfied as of the date of such termination, Buyer shall, as promptly as possible (but in any event within two (2) Business Days) following such termination by Seller, pay to Seller (as the sole and exclusive remedy of Seller in respect of such termination) the Break-Up Fee, and there shall be no other Liability or obligation on the part of the Parties, or any of the  respective  Affiliates,  or any of the respective  directors,  officers,
members,  employees,   stockholders  of  any  such  Person;  provided  that  the
provisions of this Section 8.2 and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

             (b) PAYMENT BY SELLER. In the event of termination of this Agreement either (A) by Buyer pursuant to Sections 8.1(c)(i) or (B) by Buyer pursuant to Section 8.1(c)(ii), on the ground that the conditions set forth in Sections 7.1(b), (c) and/or (h) have not been satisfied as of the Outside Date, and the conditions set forth in Sections 7.2(a), (b), (c), (e), (f) and (g) have been satisfied as of the date of such termination, Seller shall, in either case, as promptly as possible (but in any event within two (2) Business Days) following such termination by Seller pay to Buyer (as the sole and exclusive remedy of Buyer in respect of such termination) the Break-Up Fee, and there shall be no other Liability or obligation on the part of the Parties, or any of the respective Affiliates, or any of the respective directors, officers, members, employees, stockholders of any such Person; provided that the provisions of this Section 8.2 and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement. Notwithstanding the foregoing, in the event that Buyer terminates this Agreement pursuant to Section 8.1(c)(i) due solely to the non-willful breach of representations by Seller, Buyer shall be entitled to recover all of its damages (including all out-of-pocket costs incurred in connection with the transactions contemplated hereby), but shall not be entitled to payment of the Break-Up Fee.

             (c) EFFECT OF OTHER TERMINATION. In the event of termination of this Agreement, except as set forth in Sections 8.2(a) and (b), this Agreement shall have no further force or effect and there shall be no other Liability or obligation on the part of the Parties or their respective Affiliates or any of the respective directors, officers, members, employees or stockholders of any such Person; provided, that, except as set forth in Sections 8.2(a) and (b), no such termination shall relieve any party of Liability for any willful breach or willful failure to comply occurring prior to the time of such termination; and provided, further, that the provisions of this Section 8.2 and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

IX. REMEDIES

         9.1 SURVIVAL. The representations, warranties, covenants and agreements of Seller and Buyer contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant hereto) will survive the Closing Date but only to the extent specified below:

             (a) All covenants and agreements contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant hereto) that contemplate performance thereof following the Closing Date will survive the Closing Date in accordance with their terms.

             (b) The representations and warranties of Seller and Buyer contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant hereto) will survive the Closing

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


Date until the 12-month anniversary of the Closing Date, at which point such representations and warranties and any claim for indemnification by Seller or Buyer on account thereof will terminate, as of the 12-month anniversary of the Closing Date, unless a Claims Notice with respect to such Claim has been delivered prior to the termination date; provided, however, that the representations and warranties contained in Section 4.10 (Taxes) and paragraphs
(b), (d) and (j) of Section 4.11 (Benefit Plans; Labor Matters) of this Agreement will survive the Closing Date until the expiration of the applicable statute of limitations, at which point such representations and warranties and any claim for indemnification by the Buyer on account thereof will terminate, as of such date, unless a Claims Notice with respect to such Claim has been delivered prior to the termination date; and PROVIDED, FURTHER, that the representations and warranties contained in Sections 3.2 and 4.1 (Corporate Existence, Power and Authorization) and Sections 4.4 and 4.5 (Capitalization) will survive the Closing Date indefinitely.

         9.2 INDEMNIFICATION BY SELLER. Seller will indemnify and hold harmless Buyer and its successors and permitted assigns and the officers, directors and stockholders of Buyer and their heirs and personal representatives (collectively, the "BUYER INDEMNITEES") from and against, and will pay to the Buyer Indemnitees the amount of, any and all Losses actually incurred by any of the Buyer Indemnitees: (a) based upon any breach of or inaccuracy in the representations and warranties of Seller contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant hereto), in each case without regard to any qualifications contained therein as to Knowledge (except in the case of Section 4.17), materiality or Material Adverse Effect, (b) based upon any breach of the covenants or agreements of Seller contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant hereto), (c) arising under any defined benefit pension plan subject to Title IV of ERISA or
Section 412 of the Code which is maintained or contributed to an ERISA Affiliate (other than any of the Companies) and (d) arising from, or in any way related to, the Excluded Assets.

         9.3 INDEMNIFICATION BY BUYER. Buyer will indemnify and hold harmless Seller and its successors and permitted assigns and the officers, directors and stockholders of Buyer and their heirs and personal representatives (collectively, the "SELLER INDEMNITEES") from and against, and will pay to the Seller Indemnitees the amount of, any and all Losses actually incurred by any of the Seller Indemnitees (a) based upon any breach of or inaccuracy in the representations and warranties of Buyer contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant hereto), in each case without regard to any qualifications contained therein as to Knowledge, materiality or Material Adverse Effect, (b) based upon any breach of the covenants or agreements of Buyer contained in this Agreement (including the schedules and exhibits attached hereto and the certificates delivered pursuant hereto).

         9.4 LIMITATIONS ON INDEMNIFICATION PAYMENTS TO BUYER INDEMNITEES. Except under Section 6.3 but notwithstanding anything else herein to the contrary, the right of the Buyer Indemnitees and the Seller Indemnitees to indemnification is limited as follows:

             (a) The Buyer Indemnitees shall be entitled to indemnification pursuant to Section 9.2(a) to the extent (but only to the extent) that the aggregate amount of all Losses suffered by the Buyer Indemnitees exceeds Ten Million Dollars ($10,000,000.00); PROVIDED,

HOWEVER, that the limitation set forth in this Section 9.4(a) shall not apply to Losses incurred by the Buyer Indemnitees based on any inaccuracy of the representation set forth in Sections 3.1, 3.5, 4.4 and/or 4.10 or to Losses incurred by the Buyer Indemnitees arising out of the fraud of the Seller or any of its Affiliates.

             (b) Notwithstanding anything in this Agreement to the contrary, the aggregate maximum liability of Seller for any indemnification of the Buyer Indemnitees pursuant to Section 9.2(a) shall be One Hundred Thirty Million Dollars ($130,000,000.00); PROVIDED, HOWEVER, that the limitation set forth in this Section 9.4(b) shall not apply to Losses incurred by the Buyer Indemnitees based upon breach or inaccuracy of the representations set forth in Sections 3.1, 3.5, 4.4 and/or 4.10 or to Losses incurred by the Buyer Indemnitees arising out of the fraud of the Seller or any of its Affiliates.

             (c) The Buyer Indemnitees' right to indemnification pursuant to
Section 9.2 and the Seller Indemnitees' right to indemnification pursuant to
Section 9.3 on account of any Losses will be reduced by all insurance or other Third Party indemnification proceeds actually received by (x) in the case of the Buyer Indemnitees, the Buyer Indemnitees or the Companies (whether paid directly to the Buyer Indemnitees or assigned by Seller to the Buyer Indemnitees) or (y) in the case of the Seller Indemnitees, the Seller Indemnitees or the Companies (whether paid directly to the Seller Indemnitees or assigned by Buyer to the Seller Indemnitees), in each case, within ninety (90) days after the date of a claim for indemnification made under this Section 9.4 (such reduction to be offset by the amount that may be returned to the insurer by reason of a retro active adjustment or other reimbursement). The Buyer Indemnitees shall assign or remit to Seller any such insurance or other Third Party proceeds which are paid to the Buyer Indemnitees with respect to Losses for which the Buyer Indemnitees have been previously compensated pursuant to Section 9.2. The Seller Indemnitees shall assign or remit to Buyer any such insurance or other Third Party proceeds which are paid to the Seller Indemnitees with respect to Losses for which the Seller Indemnitees have been previously compensated pursuant to Section 9.3.

             (d) Neither the Buyer Indemnitees nor the Seller Indemnitees will be entitled to indemnification pursuant to this Article 9, as applicable, for punitive damages or for lost profits, consequential, exemplary or special damages, other than to the extent that any such damages were paid or owed to a Third Party for which indemnity is being sought.

         9.5 PROCEDURES.

             (a) NOTICE OF LOSSES BY BUYER INDEMNITEE. As soon as reasonably practicable after a party claiming a right of indemnification hereunder (each, an "INDEMNITEE") from a Party to this Agreement (each, an "INDEMNITOR") becomes aware of any claim that it has under Section 9.2 or Section 9.3, as applicable, that may result in a Loss (a "CLAIM"), the Indemnitee shall give written notice thereof (a "CLAIMS NOTICE") to the Indemnitor. A Claims Notice must describe the Claim in reasonable detail, and indicate the amount (estimated, as necessary) of the Loss that has been or may be suffered by the applicable Indemnitee. No delay in or failure to give a Claims Notice by an Indemnitee to an Indemnitor pursuant to this Section 9.5(a) will adversely affect any of the other rights or remedies that such Party has under this Agreement, or alter or relieve the other Party of its obligation to indemnify the applicable Indemnitee, except to the extent that


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



the Indemnitor is prejudiced thereby. The Indemnitor shall respond to the Indemnitee (a "CLAIM RESPONSE") within thirty (30) days (the "CLAIM RESPONSE PERIOD") after the date that the Claims Notice is sent by the Indemnitee. Any Claim Response must specify whether or not the Indemnitor disputes the Claim described in such Claims Notice. If the Indemnitor fails to give a Claim Response within the Claim Response Period, the Indemnitor will be deemed not to dispute the Claim described in the related Claims Notice. If the Indemnitor elects not to dispute a Claim described in a Claims Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of Losses alleged in such Claims Notice will be conclusively deemed to be an obligation of the Indemnitor, and the Indemnitor shall pay, in cash, to the Indemnitee within five
(5) days after the last day of the applicable Claim Response Period the amount specified in the Claims Notice. If the Indemnitor delivers a Claim Response within the Claim Response Period indicating that it disputes one or more of the matters identified in the Claims Notice, the Indemnitor and the Indemnitee shall promptly meet and attempt to settle the dispute. If the Indemnitor and the Indemnitee are able to reach agreement within thirty (30) days after the conclusion of the Claim Response Period, the amount of Losses, if any, agreed upon will conclusively be deemed an obligation of the Indemnitor, and the Indemnitor shall pay in cash to the Indemnitee within five (5) days after such agreement the amount of Losses so agreed upon. If the Indemnitor and the Indemnitee are unable to reach agreement within thirty (30) days after the conclusion of the Claim Response Period, then either the Indemnitor or the Indemnitee may resort to other legal remedies subject to the limitations set forth in this Article IX.

             (b) OPPORTUNITY TO DEFEND THIRD PARTY CLAIMS. In the event of any claim by a Third Party against an Indemnitee, the Indemnitor, (each an "INDEMNIFYING PARTY"), has the right, exercisable by written notice to the Indemnitee, within thirty (30) days of receipt of a Claims Notice from the Indemnitee, to assume and conduct the defense of such claim with counsel selected by the Indemnifying Party. If the Indemnifying Party has assumed such defense as provided in this Section 9.5(b), the Indemnifying Party will not be liable for any legal expenses incurred by any Buyer Indemnitee in connection with the defense of such Claim. If the Indemnifying Party does not assume the defense of any Third Party claim in accordance with this Section 9.5(b), the Buyer Indemnitee may defend such claim at the sole cost of the Indemnifying Party (subject to the limitations set forth in this Article IX), and the Indemnifying Party may still participate in, but not control, the defense of such Third Party claim at the Indemnifying Party's sole cost and expense. The Indemnitee will not consent to a settlement of, or the entry of any judgment arising from, any such claim, without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld or delayed). An Indemnifying Party shall be entitled, in its sole discretion, to settle any claim or consent to the entry of any judgment that (i) includes as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnitee of a release from all liability with respect to such claim or litigation, and (ii) does not provide for injunctive or other nonmonetary relief affecting the Indemnitee. In any such Third Party claim, the party responsible for the defense of such claim shall, to the extent reasonably requested by the other party, keep such other party informed as to the status of such claim, including, without limitation, all settlement negotiations and offers. With respect to a Third Party claim for which Seller is the party responsible for the defense, Buyer and the Company shall make available to Seller and its representatives all books and records of the Buyer and Company relating to such Third Party claim and shall cooperate with Seller in the defense of the Third Party claim.

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


         9.6 EXCLUSIVE REMEDY. The parties agree that, from and after the Closing Date, the exclusive remedies of the parties for any Losses based upon, arising out of or otherwise in respect of the matters set forth in this Agreement or the transactions contemplated hereby are the indemnification or reimbursement obligations of the parties set forth in this Article IX. The provisions of this Section 9.6 shall not, however, prevent or limit a cause of action under Section 9.6 to obtain an injunction or injunctions to prevent breaches of this Agreement by Seller and to enforce specifically the terms and provisions hereof against Seller.

         9.7 SPECIFIC PERFORMANCE. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity, provided that Seller shall not be entitled to the remedy of specific performance pursuant to this
Section 9.7 in the event that the Break-Up Fee is payable to Seller pursuant to
Section 8.2(a) and Buyer pays the Break-Up Fee to Seller in accordance with the terms thereof and provided further that (i) Buyer shall not be entitled to the remedy of specific performance pursuant to this Section 9.7 in the event that Buyer requests payment of the Break-Up Fee from Seller pursuant to Section 8.2(b) and Seller pays such Break-Up Fee to Buyer in full and (ii) Buyer shall not be entitled to the Break-Up Fee in the event that Buyer seeks and actually obtains specific performance pursuant to this Section 9.7.

X.       GENERAL

         10.1 EXPENSES. Except as otherwise expressly provided for in this Agreement, Seller, on the one hand, and Buyer, on the other hand, will each pay all expenses incurred by each of them (and, in the case of Seller, the expenses incurred by the Company) in connection with the transactions contemplated by this Agreement, including legal, accounting, and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement (whether the transactions contemplated by this Agreement are consummated or not); provided, however, that Buyer will pay all costs and expenses (including attorneys' fees) incurred by Buyer and Seller (and the Companies) in connection with (a) the filing of notices under the HSR Act, and (b) any approvals related to or arising out of the Gaming Laws or the Gaming Licenses. Buyer will also pay all amounts payable to the title insurer in respect of title commitments, copies of exceptions and title policies, search fees and closing fees, and amounts payable to surveyors; provided, however, that, with respect to the first Two Hundred Thousand Dollars ($200,000.00) of any premiums payable to the title insurer, Seller shall pay any base premiums included in such premiums, and Buyer shall pay for any premiums resulting from additional endorsements or coverage requested by Buyer.

         10.2 AMENDMENT AND WAIVER. This Agreement may not be amended, a provision of this Agreement or any default, misrepresentation or breach of warranty or agreement under this Agreement may not be waived, and consent may not be rendered, except in a writing executed by the Party against which such action is sought to be enforced. Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, no course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. The rights and remedies of the Parties are cumulative and not alternative.

         10.3 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), or (iii) when receipt is acknowledged by an affirmative act of the Party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to Buyer and Seller will, unless another address is specified in writing, be sent to the address indicated below:

         Seller:   American Entertainment Properties Corp.
                   2000 Las Vegas Boulevard South
                   Las Vegas, NV 89104
                   Attention:       Richard Brown, President and Chief Executive
                                    Officer
                                    Denise Barton, Senior Vice President and
                                    Chief Financial Officer
                   Facsimile Number: 702-383-4738

                   and

                   American Real Estate Partners, L.P.
                   445 Hamilton Avenue, Suite #1210
                   White Plains Plaza
                   White Plains, NY 10601
                   Attention: Felicia Buebel
                   Facsimile Number:  914-614-7001

         with a copy (which shall not constitute notice) to:

                   Brownstein Hyatt Farber Schreck, P.C.
                   410 Seventeen Street, Suite 2200
                   Denver, CO  80202
                   Attention: Kevin A. Cudney
                   Facsimile Number:  303-223-1111

         Buyer:    W2007/ACEP Holdings, LLC
                   c/o Goldman, Sachs & Co.
                   85 Broad Street
                   New York, NY 10004
                   Attention:  Chief Financial Officer
                   Facsimile Number:  (212) 357-5505

         with a copy (which shall not constitute notice) to:

                   Sullivan & Cromwell LLP
                   125 Broad Street
                   New York, NY 10004
                   Attention:  Anthony J. Colletta, Esq.
                   Facsimile Number:  (212) 558-3588

         10.4 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned by any Party without the prior written consent of the other Party, provided that, upon prior written notice to Seller, Buyer may assign this Agreement and Buyer's rights, interests and obligations under this Agreement to any Affiliate of Buyer, who, as a condition precedent of the effectiveness of such assignment, shall provide a certificate to Seller making all of the representations and warranties of Buyer set forth in Article V; provided, however, that no such assignment shall relieve Buyer or Buyer's Guarantor of its obligations under this Agreement. Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

         10.5 NO THIRD-PARTY BENEFICIARIES. Nothing expressed or referred to in this Agreement confers any rights or remedies upon any Person that is not a Party or permitted assign of a Party.

         10.6 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         10.7 COMPLETE AGREEMENT. This Agreement (including the Disclosure Schedule and any Update and the exhibits and schedules hereto) and the Confidentiality Agreement contain the complete agreement between the Parties hereto and supersede any prior understandings, agreements or representations by or between the Parties, written or oral.

         10.8 SIGNATURES; COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one Party, but all such counterparts taken together will constitute one and the same instrument. A facsimile signature will be considered an original signature.

         10.9 GOVERNING LAW. THE INTERNAL LAW, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, OF THE STATE OF DELAWARE WILL GOVERN ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED BY THIS AGREEMENT.

         10.10 JURISDICTION. Each of the Parties submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, in


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any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other Party with respect to any such action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served. The Parties agree that either or both of them may file a copy of this Section 10.10 with any court as written evidence of the knowing, voluntary and bargained agreement between the Parties irrevocably to waive any objections to venue or to convenience of forum. Notwithstanding the foregoing, judgment upon an arbitration award rendered under this Agreement may be entered in any court having jurisdiction and the Parties hereby submit to personal jurisdiction in any court of competent jurisdiction for that limited purpose.

         10.11 WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (III) IT MAKES SUCH WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.11.

         10.12 CONSTRUCTION. The Parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. In addition, each of the Parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any Law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The headings preceding the text of articles and sections included in this Agreement and the headings to the schedules and exhibits are for convenience only and are not be deemed part of this Agreement or given effect in interpreting this Agreement. References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified. The word "including" means "including, without limitation," and any reference in this Agreement to the phrase "as of the date hereof" means as of the date of this Agreement. When any Party may take any permissive action, including the granting of a consent, the waiver of any provision of this Agreement or otherwise, whether to take such action

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is in its sole and absolute discretion. The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the item has been delivered. A document or a copy of a document shall be deemed to have been delivered or made available to Buyer if such document is, prior to the date hereof, actually delivered or is, prior to the date hereof, set forth in its entirety in an exhibit or schedule to this Agreement, or is, prior to the date hereof, posted on the datasite created by Seller and listed on
SECTION 10.12 OF THE DISCLOSURE SCHEDULE to facilitate the due diligence investigation of the Companies or the Business and a legible copy of which is available to Buyer, or is, prior to the date hereof, filed as an exhibit to any publicly available filing made by the Company with the Securities and Exchange Commission pursuant to the Act.

         10.13 TIME OF ESSENCE. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         10.14 LIKE KIND EXCHANGE COOPERATION CLAUSE. Seller and Buyer acknowledge and agree that the purchase and sale of all or any portion of the assets owned by the Companies on the Closing Date ("ASSETS") may be part of a tax-free exchange under Section 1031 of the Code for either Buyer or Seller. Each Party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other Party, provided that
(a) no Party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities, covenants and obligations of the Parties to each other under this Agreement, (c) no Party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) except as specifically provided in this Section 10.14, no dates in this Agreement will be extended as a result thereof. Notwithstanding anything to the contrary contained in the foregoing, if Seller so elects to close the transfer of some or all of the Assets as such an exchange, then (i) Seller, at its sole option, may delegate its obligations to transfer some or all of the Assets under this Agreement, and may assign its rights to receive all or a portion of the Purchase Price from Buyer, to a deferred exchange intermediary (an "INTERMEDIARY") or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Seller pursuant to this Agreement; (iii) Seller shall remain fully liable for its obligations under this Agreement as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Buyer; and (v) the closing of the transfer of the Assets to Buyer shall be undertaken by direct deed, assignment or other appropriate conveyance from Seller (or, if applicable, from other Affiliates of Seller whom Seller will cause to execute such deeds, assignments and other appropriate instruments of conveyance) to Buyer or to exchange accommodation titleholder, as the case may be. Notwithstanding anything in this Agreement to the contrary, Seller shall have the right to extend the Closing Date for up to thirty (30) days in order to facilitate a tax-free exchange pursuant to this Section 10.14, and to obtain all documentation in connection therewith.

         Notwithstanding anything to the contrary contained in this Agreement, if Buyer so elects to close the acquisition of some or all of the Assets as an exchange, then (i) Buyer, at its sole

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



option, may delegate its obligations to acquire some or all of the Assets under this Agreement, and may assign its rights to receive some or all of the Assets from Seller, to an Intermediary or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Buyer pursuant to this Agreement;
(iii) Buyer shall remain fully liable for its obligations under this Agreement as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Seller; and (v) the closing of the acquisition of some or all of the Assets by Buyer or the exchange accommodation titleholder, as the case may be, shall be undertaken by direct deed, assignment and/or other appropriate conveyance from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deeds, assignments and other appropriate instruments of conveyance) to Buyer (or to exchange accommodation titleholder, as the case may be).

         10.15 BUYER'S GUARANTY. Buyer's payment obligations under Section 8.2(a) are hereby irrevocably and unconditionally guaranteed by Whitehall Street Global Real Estate Limited Partnership 2007, a Delaware limited partnership ("BUYER'S GUARANTOR"). Buyer's Guarantor acknowledges that it will benefit financially from the acquisition by Buyer of the Company Membership Interests pursuant to the terms of this Agreement, that Seller has informed Buyer that Seller will not enter into this Agreement without Buyer's Guarantor's executing this Section 10.15, that Buyer's Guarantor's executing of this Section 10.15 is a material inducement to Seller's execution of, and performance of its obligations under this Agreement and that Seller is relying on this Section
10.15 in entering into and performing its obligations under this Agreement. The provisions of this Section 10.15 and the Buyer's Guarantor's guaranty hereunder shall terminate in all respects upon the Closing Date and shall be of no further force and effect. The provisions of this Section 10.15 constitute a guaranty of payment and not of collection. Buyer's Guarantor hereby waives all defenses that would otherwise be available as a matter of suretyship law or that would otherwise be available to Buyer, other than the defense of payment in full.

         10.16 SELLER'S GUARANTY. Seller's payment obligations under Section 9.2 are hereby irrevocably and unconditionally guaranteed by American Real Estate Partners, L.P., a Delaware limited partnership ("SELLER'S GUARANTOR"). Seller's Guarantor is executing this Agreement to guarantee obligations of Seller from and after Closing. Seller's Guarantor acknowledges that it will benefit financially from the acquisition by Buyer of the Properties pursuant to the terms of this Agreement, that Buyer has informed Seller that Buyer will not enter into this Agreement without Seller's Guarantor's executing this Section 10.16, that Seller's Guarantor's executing of this Section 10.16 is a material inducement to Buyer's execution of, and performance of its obligations under this Agreement and that Buyer is relying on this Section 10.16 in entering into and performing its obligations under this Agreement. The provisions of this
Section 10.16 shall survive the Closing and shall terminate in all respects upon the expiration of Seller's payment obligations under Section 9.2. The provisions of this Section 10.16 constitute a guaranty of payment and not of collection. Seller's Guarantor hereby waives all defenses that would otherwise be available as a matter of suretyship law or that would otherwise be available to Seller, other than the defense of payment in full.

                  [Remainder of Page Left Intentionally Blank]

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



         IN WITNESS WHEREOF, Buyer and Seller have executed this Membership Interest Purchase Agreement as of the date first above written.

BUYER:

W2007/ACEP HOLDINGS, LLC

By:      Whitehall Street Global Real Estate Limited Partnership 2007

         By:      WH Advisors, L.L.C. 2007

                  By:      /s/ David Gutstadt
                           --------------------------------
                           Name: David Gutstadt
                           Title: Vice President

SELLER:

AMERICAN ENTERTAINMENT PROPERTIES CORP.


By:      /s/ Denise Barton
         -----------------
         Name: Denise Barton
         Title: Chief Financial Officer


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


For purposes of Section 10.15 only:

BUYER'S GUARANTOR:

WHITEHALL STREET GLOBAL REAL ESTATE LIMITED PARTNERSHIP 2007

By: WH Advisors, L.L.C. 2007

         By:      /s/ David Gutstadt
                  ---------------------------
                  Name: David Gutstadt
                  Title: Vice President



For purposes of Section 10.16 only:

SELLER'S GUARANTOR:

AMERICAN REAL ESTATE PARTNERS, L.P.

By: American Property Investors, Inc.

         By:      /s/ Keith Meister
                  ---------------------------
                  Name: Keith Meister
                  Title: Principal Executive Officer


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